Exhibit 4.1

Class A-1 4.052% Asset Backed Notes
Class A-2 4.53% Asset Backed Notes
Class A-3 4.76% Asset Backed Notes
Class A-4 5.00% Asset Backed Notes
Class B 5.23% Asset Backed Notes
Class C 5.70% Asset Backed Notes
Class D 6.08% Asset Backed Notes
Class N 5.51% Asset Backed Notes
Class XS Asset Backed Notes

______________________________________
INDENTURE

Dated as of August 25, 2026
________________________________________
CARVANA AUTO RECEIVABLES TRUST 2026-P3
Issuing Entity

CARVANA AUTO RECEIVABLES GRANTOR TRUST 2026-P3
Grantor Trust

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
Indenture Trustee

CROSS REFERENCE TABLE [1]
TIA Section		Indenture Section
310	(a) (1)	6.11
	(a) (2)	6.11
	(a) (3)	6.10; 6.11
	(a) (4)	N.A.[2]
	(a) (5)	6.11
	(b)	6.8; 6.11
	(c)	N.A.
311	(a)	6.12
	(b)	6.12
	(c)	N.A.
312	(a)	7.1
	(b)	7.2
	(c)	7.2
313	(a)	7.4
	(b) (1)	7.4
	(b) (2)	7.4
	(c)	7.4
	(d)	7.4
314	(a)	3.9
	(b)	3.6; 11.16
	(c) (1)	11.1
	(c) (2)	11.1
	(c) (3)	11.1
	(d)	11.1
	(e)	11.1
	(f)	N.A.
315	(a)	6.1(b)
	(b)	6.5
	(c)	6.1(a)
	(d)	6.1(c)
	(e)	5.13
316	(a) (1) (A)	5.11
	(a) (1) (B)	5.12
	(a) (2)	N.A.
	(b)	5.7
	(c)	5.6(b)
317	(a) (1)	5.3(b)
	(a) (2)	5.3(d)
	(b)	3.3(a)-(b)
318	(a)	11.7

1 Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
2 N.A. means Not Applicable.
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EXHIBIT A    FORM OF CLASS A-1 / A-2 / A-3 / A-4 / B / C / D / N FIXED RATE ASSET BACKED NOTES
EXHIBIT B    FORM OF CLASS XS NOTES
EXHIBIT C    SERVICING CRITERIA
EXHIBIT D    FORM OF INDENTURE TRUSTEE CERTIFICATION

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INDENTURE, dated as of August 25, 2026 (this “Indenture”), among CARVANA AUTO RECEIVABLES TRUST 2026-P3, a Delaware statutory trust (the “Issuing Entity”), CARVANA AUTO RECEIVABLES GRANTOR TRUST 2026-P3, a Delaware statutory trust (the “Grantor Trust”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as indenture trustee and not in its individual capacity (the “Indenture Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Secured Parties (only to the extent expressly provided herein):
GRANTING CLAUSE
The Grantor Trust hereby Grants to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Secured Parties (only to the extent expressly provided herein), all right, title and interest of the Grantor Trust in, to and under the following property, whether now owned or existing or hereafter acquired or arising:
(a)    the Third Step Transferred Property contributed to the Grantor Trust under the Receivables Contribution Agreement;
(b)    the Transaction Documents;
(c)    subject to the Transaction Documents and the Master Agency Agreement, all “accounts”, “investment property”, “deposit accounts”, “chattel paper”, “instruments”, “general intangibles” (each such term having the meaning set forth in the UCC); and
(d)    all present and future claims, demands, causes and choses in action of the Grantor Trust in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all the foregoing, including all cash and non-cash proceeds and other property consisting of, arising from or relating to all or any part of the foregoing (collectively, the “Grantor Trust Collateral”).
The Issuing Entity hereby Grants to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Secured Parties (only to the extent expressly provided herein) the following property, whether now owned or existing or hereafter acquired or arising:
(a)    all right, title and interest of the Issuing Entity in, to and under the Grantor Trust Certificate;
(b)    all distributions on or in respect of the Grantor Trust Certificate;
(c)    all right, title and interest of the Issuing Entity in the Reserve Account, the Collection Account, the Note Distribution Account, the Reserve Account Property, the Class N Reserve Account, until such time as the Class N Notes are no longer Outstanding, and all funds on deposit in or other investment property credited to the Collection Account and the Note Distribution Account from time to time other than Investment Earnings;
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(d)    subject to the Transaction Documents and the Master Agency Agreement, all “accounts”, “investment property”, “deposit accounts”, “chattel paper”, “instruments” and “general intangibles” (each such term having the meaning set forth in the UCC);
(e)    all right, title and interest of the Issuing Entity in, to and under the Receivables Transfer Agreement, the Receivables Purchase Agreement, the FAC Receivables Purchase Agreement and the other Transaction Documents, including all rights of the Depositor under the Receivables Purchase Agreement and the FAC Receivables Purchase Agreement assigned to the Issuing Entity pursuant to the Receivables Transfer Agreement; and
(f)    all present and future claims, demands, causes and choses in action of the Issuing Entity in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all the foregoing, including all proceeds of the conversion of any or all of the foregoing, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, investment property, payment intangibles, general intangibles, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Issuing Entity Collateral” and together with the Grantor Trust Collateral, the “Collateral”).
The Grantor Trust hereby acknowledges and agrees to the Issuing Entity’s Grant of a security interest in the Grantor Trust Certificate.
The foregoing Grants are made in trust to secure the Secured Obligations, equally and ratably without prejudice, priority or distinction, except as otherwise provided in this Indenture and the other Transaction Documents, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture. This Indenture constitutes a security agreement under the UCC.
The foregoing Grants include all rights, powers and options (but none of the obligations, if any) of the Issuing Entity and the Grantor Trust under any agreement or instrument included in the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Receivables included in the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Issuing Entity or the Grantor Trust or otherwise and generally to do and receive anything that the Issuing Entity or the Grantor Trust is or may be entitled to do or receive under or with respect to the Collateral.
The Indenture Trustee, as trustee on behalf of the Secured Parties and (only to the extent expressly provided herein) the Certificateholders, acknowledges such Grants and accepts the trusts under this Indenture in accordance with the provisions of this Indenture.

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ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1    Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Part I and Part IV of Appendix A to the Receivables Purchase Agreement, dated as of the date hereof (the “Receivables Purchase Agreement”), among Carvana, LLC as the seller and Carvana Receivables Depositor LLC as the purchaser. All references herein to “the Indenture” or “this Indenture” are to this Indenture as it may be amended, supplemented or modified from time to time, the exhibits and schedules hereto and the capitalized terms used herein, which are defined in Part I of such Appendix A, and all references herein to Articles, Sections and Subsections are to Articles, Sections or Subsections of this Indenture unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Indenture.
Section 1.2    Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes.
“indenture security holder” means a Noteholder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Indenture Trustee.
“obligor” on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.
ARTICLE II
THE NOTES
Section 2.1    Form.
(a)    Each Class of the P&I Notes, together with the Indenture Trustee’s certificate of authentication, shall be substantially in the form set forth in Exhibit A and each of the Class XS Notes, together with the Indenture Trustee’s certificate of authentication, shall be substantially in the form set forth in Exhibit B, in each case with such appropriate insertions, omissions, substitutions and other variations as are permitted or required by this Indenture and each such Note may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers

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executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference thereto on the face of such Note.
(b)    The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
(c)    The terms of each Class of Notes as provided for in Exhibits A and B hereto are part of the terms of this Indenture.
Section 2.2    Execution, Authentication and Delivery.
(a)    Each Note shall be dated the date of its authentication and shall be issuable as a registered Note in the minimum denomination set forth in Part IV of Appendix A to the Receivables Purchase Agreement.
(b)    The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.
(c)    Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.
(d)    The Indenture Trustee, in exchange for the Grant of the Issuing Entity Collateral, shall cause to be authenticated and delivered to or upon the order of the Issuing Entity (an “Authentication Order”) Notes for original issue in the aggregate principal, notional or nominal amounts, as applicable, set forth set forth in Part IV to Appendix A of the Receivables Purchase Agreement. The aggregate principal amount of all P&I Notes outstanding at any time may not exceed the amount set forth in Part IV to Appendix A of the Receivables Purchase Agreement.
(e)    No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form set forth in Exhibits A and B, as applicable, executed by the Indenture Trustee by the manual signature of one of its Authorized Officers; such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
Section 2.3    Temporary Notes.
(a)    Pending the preparation of Definitive Notes, if any, the Issuing Entity may execute, and upon receipt of an Issuing Entity Order the Indenture Trustee shall authenticate and deliver, such Temporary Notes which are printed, lithographed, typewritten, mimeographed or

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otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations as are consistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.
(b)    If Temporary Notes are issued, the Issuing Entity shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the Temporary Notes shall be exchangeable for Definitive Notes upon surrender of the Temporary Notes at the office or agency of the Issuing Entity to be maintained as provided in Section 3.2, without charge to the related Noteholder. Upon surrender for cancellation of any one or more Temporary Notes, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal, notional or nominal amount, as applicable, of Definitive Notes of authorized denominations. Until so delivered in exchange, the Temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.
Section 2.4    Registration of Notes; Registration of Transfer and Exchange of Notes.
(a)    The Issuing Entity shall cause to be kept the Note Register, comprising separate registers for each Class of Notes, in which, subject to such reasonable regulations as the Issuing Entity may prescribe, the Issuing Entity shall provide for the registration of the Notes and the registration of transfers and exchanges of the Notes. The Indenture Trustee shall initially be the Note Registrar for the purpose of registering the Notes and transfers of the Notes as herein provided and shall initially be the Paying Agent. Upon any resignation of any Note Registrar or Paying Agent, the Issuing Entity shall promptly appoint a successor to act as Note Registrar or Paying Agent or, if it elects not to make such an appointment, assume the duties of Note Registrar or Paying Agent itself.
(b)    If a Person other than the Indenture Trustee is appointed by the Issuing Entity as Note Registrar, the Issuing Entity will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register. The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof. The Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Authorized Officer thereof as to the names and addresses of the Noteholders and the principal, notional or nominal amounts, as applicable, and number of such Notes. Notwithstanding anything herein to the contrary, so long as Computershare Trust Company, National Association is acting as the Indenture Trustee hereunder, it shall act in the capacities of Note Registrar and Paying Agent.
(c)    Upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuing Entity, the Issuing Entity shall execute, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal, notional or nominal amount, as applicable.

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(d)    At the option of the Noteholder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal, notional or nominal amount, as applicable, and upon surrender of such Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuing Entity, the Issuing Entity shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, such Notes which the Noteholder making the exchange is entitled to receive.
(e)    All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Issuing Entity, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
(f)    Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuing Entity or the Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company or by a member firm of a national securities exchange, and such other documents as the Indenture Trustee or Note Registrar may require.
(g)    No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuing Entity or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or Section 9.5 not involving any transfer.
(h)    By acquiring a Class A Note, Class B Note, Class C Note or Class D Note (or any beneficial ownership therein), each purchaser and transferee shall be deemed to represent and warrant that either (i) it is not acquiring or holding the Note (or beneficial interest therein) with the assets of or on behalf of a Benefit Plan Investor or other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) the acquisition and holding of the Note (or beneficial interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.
(i)    By acquiring a Class N Note or Class XS Note (or any beneficial ownership therein), each purchaser and transferee shall be deemed to represent and warrant that (a) it is not acquiring or holding the Note (or beneficial interest therein) with the assets of a Benefit Plan Investor, and (b) either (i) it is not acquiring or holding the Note (or beneficial interest therein) with the assets of or on behalf of a plan that is subject to any Similar Law, or (ii) its acquisition and holding of the Note (or beneficial interest therein) will not give rise to a violation of any Similar Law.
(j)    The preceding provisions of this Section 2.4 notwithstanding, the Issuing Entity shall not be required to transfer or make exchanges, and the Note Registrar need not

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register transfers or exchanges, of Notes that (i) have been selected for redemption pursuant to Article X, if applicable, or (ii) are due for repayment within fifteen (15) calendar days of submission to the Corporate Trust Office or the Agency Office.
(k)    Sale, pledge or transfer of a Retained Note may be made to any Person. (i) A Person other than the Depositor or an Affiliate thereof acquiring a Retained Note or an interest therein shall be deemed to have made the representations set forth in Section 2.14; and (ii) no sale, pledge, or transfer of a Retained Note shall be made unless (A) counsel satisfactory to the Depositor has rendered an Opinion of Counsel to the Depositor and the Indenture Trustee to the effect that (1) such sale, pledge or transfer by the Depositor will not cause the Grantor Trust to fail to qualify as a grantor trust for United States federal income tax purposes and (2) such P&I Note constitutes indebtedness for United States federal income tax purposes and (B) the Depositor shall have provided prior written approval thereof. With respect to the opinion described in clause (ii)(A)(2) in the previous sentence, if an Opinion of Counsel was delivered with respect to other Notes of the same Class that were not Retained Notes regarding the characterization as indebtedness of such other Notes, then the Opinion of Counsel described in clause (ii)(A)(2) in the previous sentence must be delivered with respect to such Retained Note at the same (or greater) level of comfort as such Opinion of Counsel regarding such other Notes, and if no Opinion of Counsel regarding the characterization as indebtedness was delivered with respect to such Class of Notes that are Retained Notes (e.g., because all such Notes are Retained Notes) then the level of comfort of the Opinion of Counsel in respect to the Note constituting indebtedness for United States federal income tax purposes may be at whichever level is expressed by such counsel. If for tax or other reasons it may be necessary to track any Retained Notes after such transfer (e.g., if the Notes have original issue discount), tracking conditions such as requiring that such Notes have a separate CUSIP or be in definitive registered form may be required by the Depositor or the Administrator as a condition to such transfer.
Section 2.5    Mutilated, Destroyed, Lost or Stolen Notes.
(a)    If (i) any mutilated Note is surrendered to the Indenture Trustee or the Note Registrar, or each of the Indenture Trustee and the Issuing Entity receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Indenture Trustee and the Issuing Entity such security or indemnity as may be required by the Issuing Entity and the Indenture Trustee to hold the Issuing Entity and the Indenture Trustee harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuing Entity shall execute and upon the Issuing Entity’s request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of a like Class and aggregate principal, notional or nominal amount, as applicable; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) calendar days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuing Entity may make payment to the Holder of such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date, if applicable, without surrender thereof.

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(b)    If, after the delivery of a replacement Note or payment in respect of a destroyed, lost or stolen Note pursuant to subsection(a) of this Section 2.5, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from (i) any Person to whom it was delivered, (ii) the Person taking such replacement Note from the Person to whom such replacement Note was delivered or (iii) any assignee of such Person, except a protected purchaser, and the Issuing Entity and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the Indenture Trustee in connection therewith.
(c)    In connection with the issuance of any replacement Note under this Section 2.5, the Issuing Entity or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including all fees and expenses of the Indenture Trustee) connected therewith.
(d)    Any replacement Note issued pursuant to this Section 2.5 in replacement for any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time or be enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
(e)    The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.6    Persons Deemed Noteholders. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the Noteholder for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuing Entity, the Indenture Trustee nor any agent of the Issuing Entity or the Indenture Trustee shall be affected by notice to the contrary.
Section 2.7    Payment of Principal and Interest.
(a)    [Reserved].
(b)    Prior to any acceleration of the P&I Notes pursuant to Section 5.2(a), on each Distribution Date, the Paying Agent shall, solely in accordance with the Servicer’s Certificate for such Distribution Date made available by the Servicer, apply (1) the Available Funds for such Distribution Date, (2) pursuant to Section 8.2(b)(iv), the Reserve Account Draw Amount, if any, for that Distribution Date solely in connection with the payment of clauses (i) through (xi) below, and, (3) pursuant to Section 8.2(b)(v), the Class N Reserve Account Draw Amount, if

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any, (A) prior to the Final Scheduled Distribution Date for the Class N Notes solely in connection with the payment of clause (xiv) below for that Distribution Date and (B) upon the occurrence of the Final Scheduled Distribution Date for the Class N Notes, solely in connection with the payment of clauses (xiv) and (xvi) below for that Distribution Date, to make the following payments and deposits in the following order of priority:
(i)    the Servicing Strip Amount for the related Collection Period shall be used to pay the Servicer or any Successor Servicer, as applicable, the related Servicing Fee for such Distribution Date, and any Excess Servicing Strip Amount for such Distribution Date will be distributed to the Class XS Notes;
(ii)    pro rata, (A) to the Backup Servicer, if the Backup Servicer has replaced Bridgecrest Credit Company, LLC as servicer, any unpaid indemnity amounts due to the Backup Servicer as Successor Servicer, plus any unpaid transition expenses due in respect of the transfer of servicing to the Backup Servicer (including any boarding fees or other expenses payable by the Issuing Entity), provided that the aggregate amount of such indemnity amounts, fees and expenses paid pursuant to this clause (ii)(A) shall only be payable during the calendar year beginning on the date that the Backup Servicer has replaced Bridgecrest Credit Company, LLC as Servicer and will not exceed $150,000 in such calendar year, (B) to each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Administrator, the Collateral Custodian and the Independent Accountant any fees, expenses and indemnity amounts due to each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Administrator, the Collateral Custodian and the Independent Accountant and all unpaid fees, expenses and indemnity amounts from prior Collection Periods, provided that the aggregate amount of such indemnity amounts, fees and expenses paid pursuant to this clause (ii)(B) will not exceed (1) $125,000 in any calendar year to the Indenture Trustee and Collateral Custodian, (2) $75,000 in any calendar year to the Grantor Trust Trustee and Owner Trustee combined and (3) $9,000 in any calendar year to the Independent Accountant, (C) to the Asset Representations Reviewer, the fees, expenses and indemnities due and owing under the Asset Representations Review Agreement, which have not been previously paid in full, up to a maximum of $175,000 in any calendar year, and (D) to the Rating Agencies, pro rata, annual surveillance fees not to exceed in the aggregate $28,000 in any calendar year;
(iii) to the Backup Servicer, the Backup Servicing Fee;
(iv) to the Note Distribution Account, for the payment of interest on the Class A Notes, pro rata among the Class A Notes, the Aggregate Class A Interest Distributable Amount for such Distribution Date;
(v)    to the Note Distribution Account, for the payment of principal on the P&I Notes (other than the Class N Notes) in priority specified in

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Section 8.2(c), the First Priority Principal Distributable Amount for such Distribution Date;
(vi) to the Note Distribution Account, for the payment of interest on the Class B Notes, the Aggregate Class B Interest Distributable Amount for such Distribution Date;
(vii) to the Note Distribution Account, for the payment of principal on the P&I Notes (other than the Class N Notes) in the priority specified in Section 8.2(c), the Second Priority Principal Distributable Amount for such Distribution Date;
(viii) to the Note Distribution Account, for the payment of interest on the Class C Notes, the Aggregate Class C Interest Distributable Amount for such Distribution Date;
(ix) to the Note Distribution Account, for the payment of principal on the P&I Notes (other than the Class N Notes) in the priority specified in Section 8.2(c), the Third Priority Principal Distributable Amount for such Distribution Date;
(x)    to the Note Distribution Account, for the payment of interest on the Class D Notes, the Aggregate Class D Interest Distributable Amount for such Distribution Date;
(xi) to the Note Distribution Account, for the payment of principal on the P&I Notes (other than the Class N Notes) in the priority specified in Section 8.2(c), the Fourth Priority Principal Distributable Amount for such Distribution Date;
(xii) to the Reserve Account, the amount, if any, necessary to fund the Reserve Account up to the Specified Reserve Account Balance;
(xiii) to the Note Distribution Account, for the payment of principal on the P&I Notes (other than the Class N Notes), the Noteholders’ Regular Principal Distributable Amount for such Distribution Date;
(xiv) to the Note Distribution Account, for the payment of interest on the Class N Notes, the Aggregate Class N Interest Distributable Amount for such Distribution Date;
(xv) to the Class N Reserve Account, the amount, if any, necessary to fund the Class N Reserve Account up to the Class N Reserve Account Required Amount;

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(xvi) to the Note Distribution Account, for the payment of the principal of the Class N Notes, the Subordinate Distributable Amount for such Distribution Date;
(xvii) pro rata, (A) to the extent not previously paid, to the Backup Servicer, if the Backup Servicer has replaced Bridgecrest Credit Company, LLC as servicer, any unpaid indemnity amounts due to the Backup Servicer as Successor Servicer plus any unpaid transition expenses due in respect of the transfer of servicing to the Backup Servicer that are in excess of the related cap described under clause (ii) above (including any boarding fees or other expenses payable by the Issuing Entity), (B) to the extent not previously paid, to each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Rating Agencies, the Administrator, the Asset Representations Reviewer, the Collateral Custodian and the Independent Accountant any unpaid fees, expenses and indemnity amounts due to each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Rating Agencies, the Administrator, the Asset Representations Reviewer, the Collateral Custodian and the Independent Accountant that are in excess of the related caps described under clause (ii) above, (C) to the Backup Servicer, any unpaid expenses and indemnity amounts due to the Backup Servicer and (D) to the Servicer, any out of pocket costs and expenses due to the Servicer under the Asset Representations Review Agreement; and
(xviii)    any remaining Available Funds will be deposited in the Certificate Distribution Account and applied by the Paying Agent under the Trust Agreement in accordance with the priorities set forth in the Trust Agreement, including distributions to the Certificateholders.
(c)    Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default set forth in Section 5.1(a) through (g) hereof, but prior to acceleration of the P&I Notes in accordance with Section 5.2(a) hereof, the cap on the expenses and indemnities payable to the Owner Trustee, the Grantor Trust Trustee, the Indenture Trustee and the Collateral Custodian as set forth in Section 2.7(b)(ii)(B)(1) and (2) hereof will not apply. Following the occurrence of an Event of Default which has resulted in an acceleration of the P&I Notes that has not been rescinded or annulled, all Available Funds shall be applied in accordance with Section 2.7(f) hereof.
(d)    Each Class of P&I Notes shall accrue interest during each Collection Period at the related Interest Rate, and such interest shall be due and payable on each Distribution Date in accordance with the priorities set forth in Section 2.7(b) and Section 2.7(f). Interest on each Class of P&I Notes shall be calculated in the manner described in Part IV to Appendix A of the Receivables Purchase Agreement. Notwithstanding any other provision hereof, no Interest Rate may exceed the maximum rate permitted by law.
Subject to Section 3.1 hereof, any installment of interest or principal, if any, payable on any P&I Note that is punctually paid or duly provided for on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the

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related Record Date by wire transfer of immediately available funds so long as the Noteholder has provided the Indenture Trustee with the relevant account information at least five (5) Business Days prior to the related Distribution Date, and if such Noteholder has not so provided the Indenture Trustee with such information, then by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date; provided, however, that, unless Definitive Notes have been issued pursuant to Section 2.12 hereof, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee, and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the related Final Scheduled Distribution Date, which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.
(e)    All payments on a Class of P&I Notes shall be made pro rata to the Noteholders of such Class entitled thereto. Except as otherwise provided herein, the Indenture Trustee shall, before the Distribution Date on which the Issuing Entity expects to pay the final installment of principal of and interest on any P&I Note, notify the Holder of such P&I Note as of the related Record Date of such final installment. Such notice shall be mailed or transmitted electronically or otherwise made available prior to such final Distribution Date and shall specify, with respect to any Definitive Notes, that such final installment shall be payable only upon presentation and surrender of such P&I Note and shall specify the place where such P&I Note may be presented and surrendered for payment of such installment.
(f)    Notwithstanding the foregoing, the unpaid principal amount of the P&I Notes shall be due and payable, to the extent not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Requisite Noteholders have caused the Notes to be declared immediately due and payable in the manner provided in Section 5.2(a) hereof. Notwithstanding Section 2.7(b) hereof, on each Distribution Date following acceleration of the P&I Notes due to an Event of Default, the Paying Agent shall apply or cause to be applied all Available Funds, and on the first Distribution Date following acceleration of the P&I Notes, (1) the Reserve Account Draw Amount, solely in connection with payment of clauses (i) through (xii) below and (2) the Class N Reserve Account Draw Amount, solely in connection with the payment of clauses (xiii) and (xiv) below, to make the following payments and deposits in the following order of priority:
(i)    the Servicing Strip Amount for the related Collection Period shall be used to pay the Servicer or any Successor Servicer, as applicable, the related Servicing Fee for such Distribution Date, and any Excess Servicing Strip Amount for such Distribution Date will be distributed to the Class XS Notes;
(ii)    pro rata, (A) to the Backup Servicer, if the Backup Servicer has replaced Bridgecrest Credit Company, LLC as servicer, any unpaid indemnity amounts due to the Backup Servicer as Successor Servicer, plus any unpaid transition expenses due in respect of the transfer of servicing to the Backup

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Servicer, (B) to each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Administrator, the Collateral Custodian and the Independent Accountant any unpaid fees, expenses and indemnity amounts due to each of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Administrator, the Collateral Custodian and the Independent Accountant and all unpaid fees, expenses and indemnity amounts from the prior Collection Periods, (C) to the Rating Agencies, pro rata, annual surveillance fees not to exceed in the aggregate $28,000 in any calendar year and (D) to the Asset Representations Reviewer, any fees, expenses and indemnity amounts due to the Asset Representations Reviewer, (E) to the Backup Servicer, any unpaid expenses and indemnity amounts due to the Backup Servicer, and (F) to the Servicer, any out of pocket costs and expenses due to the Servicer under the Asset Representations Review Agreement;
(iii) to the Backup Servicer, the Backup Servicing Fee;
(iv) to the Holders of the Class A Notes, pro rata among the Class A Notes, the Aggregate Class A Interest Distributable Amount for such Distribution Date;
(v)    to the Holders of the Class A-1 Notes, in respect of principal thereof until the Outstanding Amount of the Class A-1 Notes is reduced to zero;
(vi) to the Holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, pro-rata in respect of principal thereof until the Outstanding Amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes is reduced to zero;
(vii) to the Holders of the Class B Notes, the Aggregate Class B Interest Distributable Amount for such Distribution Date;
(viii) to the Holders of the Class B Notes, in respect of principal thereof until the Outstanding Amount of the Class B Notes is reduced to zero;
(ix) to the Holders of the Class C Notes, the Aggregate Class C Interest Distributable Amount for such Distribution Date;
(x)    to the Holders of the Class C Notes, in respect of principal thereof until the Outstanding Amount of the Class C Notes is reduced to zero;
(xi)     to the Holders of the Class D Notes, the Aggregate Class D Interest Distributable Amount for such Distribution Date;
(xii) to the Holders of the Class D Notes, in respect of principal thereof until the Outstanding Amount of the Class D Notes is reduced to zero;

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(xiii) to the Holders of the Class N Notes, the Aggregate Class N Interest Distributable Amount for such Distribution Date;
(xiv) to the Holders of the Class N Notes, in respect of principal thereof until the Outstanding Amount of the Class N Notes is reduced to zero; and
(xv) any remaining Available Funds will be deposited in the Certificate Distribution Account and applied by the Paying Agent under the Trust Agreement in accordance with the priorities set forth in the Trust Agreement, including distributions to the Certificateholders.
(g)    The Paying Agent hereby agrees that, with respect to any indemnification payments payable to the Grantor Trust Trustee pursuant to Section 2.7(b) or Section 2.7(f), if a subrogee thereof pursuant to Article VI of the Grantor Trust Agreement, requests such indemnification payments to be payable to such subrogee instead of the Grantor Trust Trustee, then the Paying Agent shall remit such indemnification payments at the direction of such subrogee.
Section 2.8    Cancellation of Notes. All Notes surrendered for payment, redemption, exchange or registration of transfer shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Order that they be destroyed or returned to it; provided, however, that such Issuing Entity Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Indenture Trustee shall certify to the Issuing Entity upon request that surrendered Notes have been duly canceled and retained or destroyed, as the case may be.
Section 2.9    Release of Collateral. The Indenture Trustee shall not release property from the Lien of this Indenture other than as permitted by Sections 2.7, 3.21, 8.2, 8.4 and 11.1, and otherwise only upon receipt of an Issuing Entity Request accompanied by an Officer’s Certificate, an Opinion of Counsel (to the extent required by the TIA) and Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1). If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Indenture Trustee’s obligations under TIA Sections 314(c) and 314(d)(1), the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order.
Section 2.10    Book-Entry Notes. The Notes, upon original issuance, shall be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be

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delivered to Cede & Co., as nominee of The Depository Trust Company, as the initial Clearing Agency, or its custodian, by or on behalf of the Issuing Entity, or in the case of Retained Notes, at the Depositor’s option, as Definitive Notes delivered to the Depositor or its representative. Such Book-Entry Note or Notes shall be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12. Unless and until the Definitive Notes have been issued to Note Owners pursuant to Section 2.12:
(a)    the provisions of this Section 2.10 shall be in full force and effect;
(b)    the Note Registrar, the Indenture Trustee and the Paying Agent shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on such Notes and the giving of instructions or directions hereunder) as the sole Holder of such Notes and shall have no obligation to the Note Owners;
(c)    to the extent that the provisions of this Section 2.10 conflict with any other provisions of this Indenture, the provisions of this Section 2.10 shall control;
(d)    the rights of the Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency shall make book-entry transfers between the Clearing Agency Participants and receive and transmit payments of principal of and interest on such Notes to such Clearing Agency Participants, pursuant to the Note Depository Agreement; and
(e)    whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Controlling Class, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has (i) received instructions to such effect from Note Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes; and (ii) delivered such instructions to the Indenture Trustee.
Section 2.11    Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency and shall have no other obligation to the Note Owners.
Section 2.12    Definitive Notes. If (a) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Issuing Entity is unable to locate a qualified successor, (b) the Administrator, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or (c) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at

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least a majority of the Outstanding Amount of the Controlling Class advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuing Entity shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuing Entity, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders. The Issuing Entity represents that the P&I Notes are of the type of debt instruments where payments under such debt instruments may be accelerated by reason of prepayments of other obligations securing such debt instruments.
Section 2.13    Depositor as Noteholder. The Depositor in its individual or any other capacity may become the owner or pledgee of Notes of any Class and may otherwise deal with the Issuing Entity or its affiliates with the same rights it would have if it were not the Depositor.
Section 2.14    Tax Treatment.
(a)    The Depositor and the Indenture Trustee, by entering into this Indenture, and the Noteholders, by acquiring any Note or interest therein (except a Note or interest therein acquired by the Depositor or other person considered for U.S. federal income tax purposes the issuer of such Note), (i) express their intention that the Notes qualify under applicable tax law as indebtedness secured by the Collateral, and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes (to the extent the Notes are treated as beneficially owned by a person other than the Issuing Entity), state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.
(b)    Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees to provide to the Indenture Trustee, any Paying Agent or the Issuing Entity, as applicable, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information.
(c)    Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees that the Indenture Trustee or any Paying Agent on behalf of the Issuing Entity has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of Section 2.14(b).
(d)    Each Noteholder or Note Owner acknowledges and represents that it is not a member of an “expanded group” (within the meaning of the regulations issued under Section 385

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of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns 80% or more of the capital or profits of the Issuing Entity.
(e)    Each Noteholder or Note Owner represents and agrees that (i) if it is acting as a nominee or in a similar capacity, represents and agrees that no beneficial owner for which it is acting as a nominee owns less than the minimum denomination for such Note and (ii) it does not and will not beneficially own a Note (or any beneficial interest therein) in an amount that is less than the minimum denomination for such Note.
(f)    For the Class XS Notes and the Class N Notes, each Noteholder or Note Owner or beneficial owner of such Notes represents and agrees that (i) either (A) it is not and will not become for U.S. federal income tax purposes a partnership, subchapter S corporation or grantor trust (or a disregarded entity the single owner of which is any of the foregoing) (each such entity a “Flow-Through Entity”) or (B) if it is or becomes a Flow-Through Entity, then (1) none of the direct or indirect beneficial owners of any of the interests in such Flow-Through Entity has or ever will have more than 50% of the value of its interest in such Flow-Through Entity attributable to the interest of such Flow-Through Entity in the Notes, other interest (direct or indirect) in the Issuing Entity, or any interest created under this Indenture and (2) it is not and will not be a principal purpose of the arrangement involving the investment of such Flow-Through Entity in any Note to permit any partnership to satisfy the 100 partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such partnership not to be classified as a publicly traded partnership under the Code, and (ii) it will not transfer such Notes to a Flow-Through Entity (other than a Flow-Through Entity described in subpart (i)(A) above).
(g)    For the Class XS Notes and the Class N Notes, each Noteholder or Note Owner or beneficial owner of such Notes represents and agrees that it shall not acquire or transfer any such Note (or any interest therein) or cause any such Note (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.
(h)    For the Class XS Notes and the Class N Notes, each Noteholder or Note Owner or beneficial owner of such Notes represents and agrees that, as a result of its own activities separate from those of the Issuing Entity, it would not be required to treat income from such Notes as effectively connected to a United States trade or business of a person that is not a United States person (within the meaning of Section 7701(a)(30) of the Code), and it further acknowledges that no purchaser or beneficial owner of such Note shall provide the Issuing Entity with either an IRS Form W-8ECI (or successor form) or an IRS Form W-8IMY (or successor form) to which an IRS Form W-8ECI (or successor form) is attached (either directly or as part of another form attached to such IRS Form W-8IMY).
(i)    For the Class XS Notes and the Class N Notes, each Noteholder or Note Owner or beneficial owner of such Notes represents and agrees that if any such Note held by such Noteholder or Note Owner is required to be treated other than as described under this

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Indenture, then such Noteholder or Note Owner shall agree to the designation made pursuant to the Trust Agreement of the partnership representative (and the tax matters partner for any applicable state or local tax purposes) of any partnership in which such Noteholder or Note Owner is deemed to be a partner under Section 6223(a) of the Code (and any corresponding provision of state law) and any applicable Treasury Regulations thereunder.
(j)    (i) For the Class XS Notes and the Class N Notes, each Noteholder or Note Owner or beneficial owner of such Notes shall provide to the Administrator on behalf of the Issuing Entity and the depositor any further information required by the Issuing Entity to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law), (ii) if such noteholder is not the beneficial owner of such Note, the beneficial owner of such Note shall provide to the Administrator on behalf of the Issuing Entity and the Depositor any further information required by the Issuing Entity to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law) and, to the extent the Issuing Entity determines such appointment necessary for it to make an election under Section 6226(a) of the Code (or any corresponding provision of state law), hereby appoints the Noteholder as its agent for purposes of receiving any notifications or information pursuant to the notice requirements under Section 6226(a)(2) of the Code (and any corresponding provision of state law), and (iii) to the extent applicable, each Noteholder and Note Owner of such Notes shall hold the Issuing Entity and its affiliates harmless for any expenses or losses (A) resulting from a beneficial owner of such Note not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Code (or any corresponding provision of state law) or (B) that the Issuing Entity or its affiliates may suffer that are attributable to the management or defense of an audit under Sections 6221 through 6241 of the Code (or any corresponding provision of state law) or otherwise due to actions it takes with respect to and to comply with the rules under Sections 6221 through 6241 of the Code (or any corresponding provision of state law).
(k)    Each Noteholder or Note Owner or beneficial owner of a Note, represents and agrees that it will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuing Entity to become taxable as a corporation for U.S. federal income tax purposes.
(l)    Each Noteholder or Note Owner agrees that any purported transfer of any Note or any beneficial interest in a Note that is not made in accordance with the restrictions set forth herein will be null and void from the beginning and will not be given effect for any purpose thereunder. The Issuing Entity may sell, or direct its agent to sell on its behalf, any Notes acquired in violation of the foregoing at the cost and risk of the purported transferee. If the transferee fails to transfer such Note or such beneficial interests in such Note within thirty (30) days after notice of the voided transfer, then the Issuing Entity shall cause such Noteholder’s interest or Note Owner’s interest in such Note to be transferred in a commercially reasonable sale arranged by the Issuing Entity (conducted by the Issuing Entity or an agent of the Issuing Entity in accordance with Section 9-610(b) of the UCC as applied to securities that are sold on a recognized market or that may decline speedily in value).

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(m)     Upon request from the Indenture Trustee or Paying Agent, the Administrator will use commercially reasonable efforts to provide such additional information that it may have to assist the Indenture Trustee in making any withholdings or informational reports.
Section 2.15    Special Terms Applicable to the Class N Notes and the Class XS Notes.
(a)    The Class N Notes and the Class XS Notes have not been nor will be registered under the Securities Act or the securities laws of any other jurisdiction. Consequently, the Class N Notes and the Class XS Notes are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act, or pursuant to an effective registration statement under the Securities Act, and satisfaction of certain other provisions specified herein.
(b)    Except in a sale, pledge or other transfer of the Class N Notes and the Class XS Notes to the Depositor or an Affiliate of the Depositor, pursuant to Section 2.15(a) or pursuant to an effective registration statement, no sale, pledge or other transfer of the Class N Notes and the Class XS Notes or an interest in the Class N Notes and the Class XS Notes may be made by any person other than to a person who the transferor reasonably believes is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act (“Rule 144A”) and is purchasing for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs) and is aware that the sale to it is being made in reliance on Rule 144A.
(c)    Each of the Class N Notes and the Class XS Notes shall bear a legend to the effect set forth in subsection (b) above.
(d)    None of the Issuing Entity, the Note Registrar or the Indenture Trustee is obligated to register the Class N Notes and the Class XS Notes under the Securities Act or the securities laws of any other jurisdiction or to take any other action not otherwise required under this Indenture, the Grantor Trust Agreement or the Trust Agreement to permit the transfer of any Class N Notes and any Class XS Notes without registration. The Issuing Entity, at the direction of the Depositor or the Administrator, may elect to register, or cause the registration of, the Class N Notes and the Class XS Notes under the Securities Act or the securities laws of any other jurisdiction, in which case the Issuing Entity shall deliver, or cause to be delivered, to the Indenture Trustee and the Note Registrar such Opinions of Counsel, Officer’s Certificates and other information as determined by the Depositor as necessary to effect such registration.
ARTICLE III
COVENANTS
Section 3.1    Payment of Principal and Interest. The Issuing Entity shall duly and punctually pay the amounts due and payable on the Notes in accordance with the terms of the Notes and this Indenture. On each Distribution Date and on the Redemption Date (if applicable), the Issuing Entity shall cause amounts on deposit in the Note Distribution Account to be distributed to the Noteholders in accordance with Sections 2.7 and 8.2, less amounts

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properly withheld under the Code (and applicable provisions of State, local or non-U.S. tax law) by any Person from a payment to any Noteholder. Any amounts so withheld shall be considered as having been paid by the Issuing Entity to such Noteholder for all purposes of this Indenture.
Section 3.2    Maintenance of Agency Office. As long as any of the Notes remains outstanding, the Issuing Entity shall maintain in St. Paul, Minnesota, an office (the “Agency Office”), being an office or agency where Notes may be surrendered to the Issuing Entity for registration of transfer or exchange, and where notices and demands to or upon the Issuing Entity in respect of the Notes and this Indenture may be served. The Issuing Entity hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuing Entity shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of the Agency Office. If at any time the Issuing Entity shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee and the Paying Agent with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuing Entity hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.
Section 3.3    Money for Payments To Be Held in Trust.
(a)    As provided in Section 8.2(a) and Section 8.2(b), all payments of amounts due and payable with respect to any P&I Notes that are to be made from amounts withdrawn from the Note Distribution Account pursuant to Section 8.2(c) shall be made on behalf of the Issuing Entity by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Note Distribution Account for payments of P&I Notes shall be paid over to the Issuing Entity except as provided in this Section 3.3.
(b)    On or before each Distribution Date or the Redemption Date (if applicable), the Issuing Entity shall deposit or cause to be deposited in the Note Distribution Account pursuant to Section 2.7 an aggregate sum sufficient to pay the amounts then becoming due with respect to the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto.
(c)    The Issuing Entity shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:
(i)    hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
(ii)    give the Indenture Trustee notice of any default by the Issuing Entity (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

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(iii)     at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;
(iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent in effect at the time of determination; and
(v)    comply with all requirements of the Code (and applicable provisions of State, local or non-U.S. tax law) with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
(d)    The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by an Issuing Entity Order, direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.
(e)    Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuing Entity on Issuing Entity Request; and the Holder of such Note shall thereafter, as a general unsecured creditor, look only to the Issuing Entity for payment thereof (but only to the extent of the amounts so paid to the Issuing Entity), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Issuing Entity cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) calendar days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuing Entity. The Indenture Trustee may also adopt and employ, at the expense of the Issuing Entity, any other reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).
Section 3.4    Existence. Each of the Issuing Entity and the Grantor Trust shall keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity or successor Grantor

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Trust, as the case may be, hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case each of the Issuing Entity and the Grantor Trust, or any successor, shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral.
Section 3.5    Protection of Collateral; Acknowledgment of Pledge.
(a)    Each of the Issuing Entity and the Grantor Trust shall from time to time execute and deliver all such supplements and amendments hereto and authorize or execute, as applicable, and prepare, deliver and file all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:
(i)    maintain or preserve the Lien (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;
(ii)    perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture and the priority thereof;
(iii) enforce the rights of the Indenture Trustee and the Noteholders in any of the Collateral; or
(iv)     preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Secured Parties in such Collateral against the claims of all persons and parties, and the Issuing Entity hereby designates the Indenture Trustee its agent and attorney-in-fact to authorize or execute any financing statement, continuation statement or other instrument required by this Section 3.5; provided, however, that the Indenture Trustee shall not be obligated to execute or authorize such instruments except upon the written direction from the Administrator or the Issuing Entity.
(b)    The Indenture Trustee acknowledges the pledge by the Issuing Entity to the Indenture Trustee, pursuant to the Granting Clause of this Indenture, of all of the Issuing Entity’s right, title and interest in and to (i) the Class N Reserve Account, so long as the Class N Notes remain Outstanding and (ii) the Reserve Account, so long as the Class D Notes remain Outstanding, in order to provide for the payment to the Securityholders and the Servicer in accordance with Section 2.7 and to assure availability of the amounts maintained in the Class N Reserve Account and the Reserve Account for the benefit of the Securityholders and the Servicer.
(c)    Each of the Issuing Entity and the Grantor Trust hereby authorizes the Indenture Trustee to file all financing statements naming the Issuing Entity and the Grantor Trust, as applicable, as debtor that are necessary or advisable to perfect, make effective or

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continue the lien and security interest of this Indenture, and authorizes the Indenture Trustee to take any such action without its signature, it being understood that the Indenture Trustee has no obligation to effect any filings of financing or continuation statements.
Section 3.6    Opinions as to Collateral.
(a)    On the Closing Date, the Issuing Entity and the Grantor Trust shall furnish to the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the authorization, execution and filing of any financing statements and continuation statements as are necessary to perfect and make effective the Lien of this Indenture and reciting the details of such action.
(b)    On or before April 30 (and, if such date is not a Business Day, the next succeeding Business Day) in each calendar year, beginning April 30, 2027, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the authorization, execution and filing of any financing statements and continuation statements as is necessary to maintain the Lien created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the Lien created by this Indenture. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the authorization, execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Lien of this Indenture until April 30 in the following calendar year.
Section 3.7    Performance of Obligations; Servicing of Receivables.
(a)    Neither the Issuing Entity nor the Grantor Trust shall take any action and each shall use commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as otherwise expressly provided in, or permitted by, this Indenture and the other Transaction Documents or such other instrument or agreement.
(b)    Either of the Issuing Entity or the Grantor Trust may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by any such person shall be deemed to be action taken by the Issuing Entity or the Grantor Trust, as applicable. Initially, the Issuing Entity has contracted with the Servicer and the Administrator to assist the Issuing Entity in performing its duties under this Indenture, and each Noteholder acknowledges that the Administrator is acceptable to it. Each of the parties hereto acknowledges and agrees that unless otherwise notified by an Authorized Officer of the Issuing Entity, the Administrator shall be entitled to provide notices and directions on behalf of, and

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otherwise act for or on behalf of, the Issuing Entity for all purposes under this Indenture, and, unless otherwise specified herein, each such party shall be entitled to conclusively rely on any notice or direction received from an Authorized Officer of the Administrator as having been originated by the Issuing Entity.
(c)    Each of the Issuing Entity and the Grantor Trust shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents to which it is a party and in the instruments and agreements included in the Collateral, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Transaction Documents to which it is a party in accordance with and within the time periods provided for herein and therein.
(d)    If the Issuing Entity or the Grantor Trust shall have actual knowledge of the occurrence of a Servicer Termination Event under the Servicing Agreement, the Issuing Entity or the Grantor Trust, as applicable, shall promptly notify the Indenture Trustee and the Rating Agencies, and shall specify in such notice the response or action, if any, the Issuing Entity or the Grantor Trust, as applicable, plans to take with respect of such Servicer Termination Event.
(e)    Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, each of the Issuing Entity and the Grantor Trust agrees that, except as permitted by the Transaction Documents, it shall not, without the prior written consent of the Indenture Trustee or acting at the direction of the Holders of at least a majority in Outstanding Amount of the Controlling Class, as applicable in accordance with the terms of this Indenture, (i) amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or any of the Transaction Documents, or (ii) waive timely performance or observance by the Servicer under the Servicing Agreement, the Depositor under the Receivables Transfer Agreement, the Collateral Custodian under the Custodial Agreement, the Administrator under the Administration Agreement or the Sponsor or the Depositor under the Receivables Purchase Agreement or the FAC Seller, the Sponsor or the Depositor under the FAC Receivables Purchase Agreement, unless such amendment is made:
(A) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture;
(B)     to subject additional property to the Lien of this Indenture, provided that in the case of this clause (B), the consent of the Certificateholders shall be required;
(C)     to add to the covenants of the Issuing Entity or the Grantor Trust, for the benefit of the Securityholders or to surrender any right or power herein conferred upon the Issuing Entity;

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(D)     to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
(E)    to cure any ambiguity, to correct or supplement any provision herein or in any Transaction Document which may be inconsistent with any other provision herein or in any supplemental indenture or in the Prospectus, the Class N Notes Confidential Offering Memorandum or the Certificate Private Placement Memorandum or any other Transaction Document; or
(F)    to evidence and provide for the acceptance of the appointment hereunder by a successor or additional trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI.
Section 3.8    Negative Covenants. So long as any Notes are Outstanding, neither the Issuing Entity nor the Grantor Trust shall:
(a)    sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuing Entity or the Grantor Trust, except as permitted in Section 3.10(b) and except the Issuing Entity may cause the Servicer to (i) collect, liquidate, sell or otherwise dispose of Receivables (including Purchased Receivables and Charged-Off Receivables), (ii) make cash payments out of the Designated Accounts and the Certificate Distribution Account and (iii) take other actions, in each case as permitted by the Transaction Documents;
(b)    claim any credit on, or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable provisions of State, local or non-U.S. tax law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;
(c)    voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs or any other event specified in Section 5.1(f); or
(d)    either (i) permit the validity or effectiveness of this Indenture or any other Transaction Document to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien (other than the Permitted Liens and the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related Obligor), or (iii) permit the Lien

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of this Indenture not to constitute a valid first priority security interest in the Collateral (other than with respect to any such tax, mechanics’ or other lien).
Section 3.9    Annual Statement as to Compliance. The Issuing Entity shall deliver to the Indenture Trustee on or before April 30 (and, if such date is not a Business Day, the next succeeding Business Day) of each year, beginning April 30, 2027, an Officer’s Certificate signed by an Authorized Officer, dated as of December 31 of the immediately preceding year, in each case stating that:
(a)    a review of the activities of the Issuing Entity during the preceding 12-month period (or, with respect to the first such Officer’s Certificate, such period as shall have elapsed since the Closing Date) and of performance under this Indenture has been made under such Authorized Officer’s supervision; and
(b)    to the best of such Authorized Officer’s knowledge, based on such review, the Issuing Entity has fulfilled all of its obligations under this Indenture in all material respects throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof.
Section 3.10    Consolidation, Merger, etc., of Issuing Entity; Disposition of Issuing Entity Assets.
(a)    The Issuing Entity shall not consolidate or merge with or into any other Person, unless:
(i)    the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America, or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, the due and timely payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;
(ii)    immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing;
(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and such Person;
(iv)     any action as is necessary to maintain the Lien created by this Indenture shall have been taken; and

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(v)    the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Issuing Entity and the Indenture Trustee, each stating:
(A)    that such consolidation or merger and such supplemental indenture comply with this Section 3.10;
(B)    that such consolidation or merger and such supplemental indenture shall have no material adverse tax consequence to the Issuing Entity or any Financial Party; and
(C)    that all conditions precedent herein provided for in this Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.
(b)    Except as otherwise expressly permitted by this Indenture or the other Transaction Documents, the Issuing Entity shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets, including those included in the Collateral, to any Person, unless:
(i)    the Person that acquires such properties or assets of the Issuing Entity (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State and (B) by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee:
(1)    expressly assumes the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;
(2)    expressly agrees that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of the Secured Parties; and
(3)    unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuing Entity against and from any loss, liability or expense arising under or related to this Indenture and expressly agrees that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

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(ii)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and such Person;
(iv) any action as is necessary to maintain the Lien created by this Indenture shall have been taken; and
(v)    the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Issuing Entity and the Indenture Trustee, each stating that:
(A)    such sale, conveyance, exchange, transfer or disposition and such supplemental indenture comply with this Section 3.10;
(B)    such sale, conveyance, exchange, transfer or disposition and such supplemental indenture have no material adverse tax consequence to the Issuing Entity or to any Financial Parties; and
(C)    all conditions precedent herein provided for in this Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.
Section 3.11    Successor or Transferee.
(a)    Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture and the other Transaction Documents with the same effect as if such Person had been named as the Issuing Entity herein.
(b)    Upon a conveyance or transfer of substantially all the assets and properties of the Issuing Entity pursuant to Section 3.10(b), the Issuing Entity shall be released from every covenant and agreement of this Indenture and the other Transaction Documents to be observed or performed on the part of the Issuing Entity with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuing Entity is to be so released, subject to any survival provisions contained herein.
Section 3.12    No Other Business. The Issuing Entity shall not engage in any business or activity other than acquiring, holding and managing the Collateral and the proceeds therefrom in the manner contemplated by the Transaction Documents, issuing the Notes and the Certificates, making payments on the Notes and the Certificates and such other activities

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that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto, as set forth in Section 2.3 of the Trust Agreement.
Section 3.13    No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for money borrowed other than indebtedness for money borrowed in respect of the Notes or otherwise in accordance with the Transaction Documents.
Section 3.14    Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the other Transaction Documents, neither the Issuing Entity nor the Grantor Trust shall make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.
Section 3.15    Servicer’s Obligations.     The Issuing Entity shall use its best efforts to cause the Servicer to comply with its obligations under Section 2.1 of the Servicing Agreement.
Section 3.16    Capital Expenditures. The Issuing Entity shall not make any expenditure (whether by long-term or operating lease or otherwise) for capital assets (either real, personal or intangible property) other than the purchase of the Receivables and other property and rights from the Depositor pursuant to the Receivables Transfer Agreement.
Section 3.17    [Reserved].
Section 3.18    Restricted Payments. Except for payments on or redemption of the Notes, so long as any Notes are Outstanding, the Issuing Entity shall not, directly or indirectly:
(a)    pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee, the Grantor Trust Trustee or any owner of a beneficial interest in the Issuing Entity, the Grantor Trust or otherwise, in each case with respect to any ownership or equity interest or similar security in or of the Issuing Entity or the Grantor Trust, as applicable, other than the Certificates or the Grantor Trust Certificate;
(b)    redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security; or
(c)    set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity and the Grantor Trust may make, or cause to be made, distributions to the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Backup Servicer, the Collateral Custodian, the Grantor Trust

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Certificateholder and the Financial Parties as permitted by, and to the extent funds are available for such purpose under, this Indenture or the other Transaction Documents. Neither the Issuing Entity nor the Grantor Trust shall, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Transaction Documents.
Section 3.19    Notice of Events of Default. The Issuing Entity agrees to give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and each Servicer Termination Event.
Section 3.20    Further Instruments and Acts. Upon request of the Indenture Trustee, each of the Issuing Entity and the Grantor Trust shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and the other Transaction Documents.
Section 3.21    Indenture Trustee’s Assignment of Purchased Receivables. Upon receipt of the Purchase Amount or the Liquidation Proceeds with respect to a Receivable, as the case may be, the Servicer, the Seller, the FAC Seller, the Depositor, the Issuing Entity or the Grantor Trust or the purchaser and assignee of the Charged-Off Receivable, as applicable, shall thereupon own such purchased or repurchased Receivable and all monies due thereon. Any such Receivable shall be deemed to be automatically released from the Lien of this Indenture without any action being taken by the Indenture Trustee upon payment of the Purchase Amount or upon receipt of the Proceeds or Liquidation Proceeds, as applicable, and the Servicer, the Seller, the Depositor, the Issuing Entity or the Grantor Trust or purchaser or assignee of the Charged-Off Receivable, as applicable, shall own such Receivable and all such security and documents, free of any further obligation to the Issuing Entity, the Grantor Trust, the Indenture Trustee, the Noteholders or the Certificateholders with respect thereto. If in any enforcement suit or legal proceeding it is held that the Servicer or other purchaser of a Receivable may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Indenture Trustee shall, at the Servicer’s or such other purchaser’s or assignee’s expense and written direction, as applicable, take such steps as the Servicer or such other purchaser or assignee deems reasonably necessary to enforce the Receivable, including bringing suit in the Indenture Trustee’s name or the names of the Noteholders or, pursuant to Section 4.4, the Certificateholders.
Section 3.22    Representations and Warranties by the Issuing Entity and Grantor Trust to the Indenture Trustee. On the date hereof, each of the Issuing Entity and the Grantor Trust represents and warrants to the Indenture Trustee as follows:
(a)    Good Title. No Receivable has been sold, transferred, assigned or pledged by the Issuing Entity or the Grantor Trust, respectively, to any Person other than the Indenture Trustee; immediately prior to the conveyance of the Receivables pursuant to this Indenture, the Grantor Trust had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this Indenture by the Issuing Entity and the Grantor Trust, the Indenture Trustee shall have a Lien on all of the right, title and interest of the Issuing Entity in, to and under the Receivables, the unpaid indebtedness evidenced thereby and the collateral security therefor, and

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such right, title and interest are free of any Lien other than the Lien of this Indenture. The Issuing Entity owns 100% of the beneficial interests in the Grantor Trust. The Grantor Trust has no subsidiaries.
(b)    All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected security interest in the Receivables shall have been made or will be made within ten (10) calendar days of the Closing Date.
Section 3.23    Original Issue Discount Reporting. The Issuing Entity shall supply (or cause the Administrator on its behalf to supply) to the Indenture Trustee, at the time and in the manner required by applicable Treasury Regulations, for further distribution to such persons, and to the extent, required by applicable Treasury Regulations, information with respect to any original issue discount accruing on the Notes.
ARTICLE IV
SATISFACTION AND DISCHARGE
Section 4.1    Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to: (a) rights of registration of transfer and exchange; (b) substitution of mutilated, destroyed, lost or stolen Notes; (c) rights of Noteholders to receive payments of principal thereof and interest thereon; (d) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13, 3.19 and 3.21; (e) the rights, obligations and immunities of the Indenture Trustee and the Paying Agent hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Sections 4.2 and 4.4); and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee or the Paying Agent payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, if:
(i)    either:
(A)    all Notes theretofore authenticated and delivered (other than (I) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (II) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or
(B)    all Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable and the Issuing Entity has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee (or if the Indenture Trustee is not the Paying Agent, the Paying Agent), in trust, cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to

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the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes when due on the Final Scheduled Distribution Date for such Notes or the Redemption Date for such Notes (if such Notes have been called for redemption pursuant to Section 10.1), as the case may be; and
(ii)    the Issuing Entity has delivered to the Indenture Trustee an Officer’s Certificate of the Issuing Entity, an Opinion of Counsel, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent set forth in this Section 4.1 relating to the satisfaction and discharge of this Indenture have been complied with. The Indenture Trustee shall provide confirmation to the Issuing Entity that it has paid to the Noteholders all interest and principal due on the Notes.
Section 4.2    Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to this Article IV shall be held in trust and applied by the Indenture Trustee or the Paying Agent, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or as required by law.
Section 4.3    Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
Section 4.4    Duration of Position of Indenture Trustee. Notwithstanding the earlier payment in full of all principal and interest due to the Noteholders under the terms of the Notes and the cancellation of the Notes, the Indenture Trustee shall continue to act in the capacity as Indenture Trustee hereunder for the benefit of the Certificateholders, for purposes of compliance with, and the Indenture Trustee shall comply with, its obligations under Section 2.7, Section 6.8 and Article VIII hereof, and Section 5.2 of the Servicing Agreement, as appropriate, the Indenture Trustee in such capacity shall continue to have the rights, benefits and immunities set forth herein, including those in Article VI hereof.
ARTICLE V
DEFAULT AND REMEDIES
Section 5.1    Events of Default. For the purposes of this Indenture, “Event of Default” wherever used herein, means any one of the following events:

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(a)    default in the payment of any interest on any P&I Note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five (5) Business Days;
(b)    default in the payment in full of all then outstanding principal of any Class of P&I Notes and accrued but unpaid interest due on any Class of P&I Notes on the related Final Scheduled Distribution Date;
(c)    any failure by the Issuing Entity to duly observe or perform in any material respect any of its covenants or agreements made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically addressed elsewhere in this Section 5.1), which failure materially and adversely affects the interests of the Holders of Notes, and such failure shall continue or not be cured for a grace period of sixty (60) consecutive days (or for such longer period not in excess of ninety (90) consecutive days as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy in ninety (90) days) after receipt by the Issuing Entity of written notice by registered or certified mail by the Indenture Trustee, or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Controlling Class, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(d)    any other representation or warranty made by the Issuing Entity having been incorrect in any material respect as of the time made (other than a default the observance or performance of which is specifically addressed elsewhere in this Section 5.1), which failure materially and adversely affects the interests of the Holders of Notes, and such incorrect representation shall continue or not be cured for a grace period of sixty (60) consecutive days (or for such longer period not in excess of ninety (90) consecutive days as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy in ninety (90) days) after receipt by the Issuing Entity of written notice by registered or certified mail by the Indenture Trustee, or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Controlling Class, a written notice specifying such breach of representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(e)    the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Collateral in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuing Entity’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or
(f)    the commencement by the Issuing Entity of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing

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Entity or for any substantial part of the Collateral, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of action by the Issuing Entity in furtherance of any of the foregoing.
Notwithstanding the foregoing, (i) if any delay or failure of performance referred to in Section 5.1(a) shall have been caused by force majeure or other similar occurrence, the five (5) Business Day grace period referred to in such clause (a) shall be extended for an additional sixty (60) consecutive days, (ii) if any delay or failure of performance referred to in Section 5.1(b) shall have been caused by force majeure or other similar occurrence, such failure or delay shall not constitute an Event of Default for an additional sixty (60) consecutive days, (iii) if any delay or failure of performance referred to in Section 5.1(c) above shall have been caused by force majeure or other similar occurrence, the sixty (60) day grace period referred to in Section 5.1(c) shall be extended for an additional sixty (60) consecutive days and (iv) if any delay or failure of performance referred to in Section 5.1(d) shall have been caused by force majeure or other similar occurrence, the sixty (60) day grace period referred to in Section 5.1(d) shall be extended for an additional sixty (60) consecutive days.
The Issuing Entity or the Grantor Trust shall deliver to the Indenture Trustee, within five (5) Business Days after learning of the occurrence thereof, written notice in the form of an officer’s certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuing Entity or the Grantor Trust, as applicable, is taking or proposes to take with respect thereto.
Section 5.2    Acceleration of Maturity; Rescission and Annulment.
(a)    If an Event of Default should occur and be continuing, the Indenture Trustee shall, at the written direction of the Holders of Notes representing not less than a majority of the Outstanding Amount of the Controlling Class, declare all of the P&I Notes to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the Indenture Trustee if given by the Noteholders) setting forth the Event of Default or Events of Default, and upon any such declaration the unpaid principal amount of such P&I Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.
(b)    If the P&I Notes have been declared immediately due and payable following an Event of Default and before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Holders of P&I Notes representing not less than a majority of the Outstanding Amount of the Controlling Class, by written notice to the Issuing Entity, the Grantor Trust and the Indenture Trustee, which notice shall be provided by the Indenture Trustee to each Rating Agency, may waive all Defaults set forth in the notice delivered pursuant to Section 5.2(a) and rescind and annul such declaration of acceleration and its consequences; provided, that no such rescission and annulment shall extend to or affect any other Default or impair any right consequent thereto; and provided further, that if the Indenture Trustee shall have proceeded to enforce any right under this Indenture and such Proceedings shall have been discontinued or abandoned because of such rescission and

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annulment or for any other reason, or such Proceedings shall have been determined adversely to the Indenture Trustee, then and in every such case, the Indenture Trustee, the Issuing Entity and the Noteholders, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Indenture Trustee, the Issuing Entity and the Noteholders, as the case may be, shall continue as though no such Proceedings had been commenced.
Section 5.3    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
(a)    The Issuing Entity covenants that if an Event of Default occurs and such Event of Default has not been waived pursuant to Section 5.12 (or rescinded pursuant to Section 5.2(b)), the Issuing Entity shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the ratable benefit of the Noteholders in accordance with their respective Outstanding Amounts, the whole amount then due and payable on such P&I Notes for principal and interest, with interest upon the overdue principal, at the rate borne by the P&I Notes and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.
(b)    If the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, may enforce the same against the Issuing Entity and the Grantor Trust and may collect in the manner provided by law out of the property of the Issuing Entity or the Grantor Trust, wherever situated, the monies adjudged or decreed to be payable.
(c)    If the P&I Notes have been declared to be immediately due and payable following an Event of Default, the Indenture Trustee may, as more particularly provided in Section 5.4, and shall at the direction of the Holders of P&I Notes representing not less than a majority of the Outstanding Amount of the Controlling Class, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee or Holders of such P&I Notes shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by applicable law.
(d)    If there shall be pending, relative to the Issuing Entity or the Grantor Trust or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity, the Grantor Trust or their property or such other Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity, the Grantor Trust or other obligor upon the P&I Notes, or to the creditors or property of the Issuing Entity, the Grantor Trust or

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such other obligor, the Indenture Trustee, irrespective of whether the principal of any P&I Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
(i)    to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the P&I Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such Proceedings;
(ii)    unless prohibited by applicable law and regulations, to vote on behalf of the Holders of P&I Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;
(iii)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and
(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of P&I Notes allowed in any judicial proceedings relative to the Issuing Entity or the Grantor Trust, their creditors and their property; and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee for application in accordance with the priorities set forth in the Transaction Documents, and, if the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor trustee except as a result of negligence, bad faith or willful misconduct.
(e)    Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the P&I Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

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(f)    All rights of action and of asserting claims under this Indenture, or under any of the P&I Notes, may be enforced by the Indenture Trustee without the possession of any of the P&I Notes or the production thereof in any trial or other Proceedings relative thereto, and any such Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Indenture Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the P&I Notes in accordance with the priorities set forth in the Transaction Documents.
(g)    In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.
Section 5.4    Remedies; Priorities.
(a)    If an Event of Default shall have occurred and be continuing and the P&I Notes have been accelerated under Section 5.2(a), the Indenture Trustee may, or at the written direction of the majority of the Holders of the P&I Notes of the Controlling Class, shall do one or more of the following (subject to Sections 5.3 and 5.5):
(i)    institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then due and payable on the P&I Notes or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, enforce any judgment obtained, and collect from the Issuing Entity and any other obligor upon such P&I Notes monies adjudged due;
(ii)    institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;
(iii)     exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders;
(iv)     sell or otherwise liquidate the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and
(v)    cause the Grantor Trust, by means of a written direction, to sell or otherwise liquidate the Receivables or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;
provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral or cause the Grantor Trust to liquidate the Receivables at the direction of the Noteholders following an Event of Default and acceleration of the P&I Notes, unless

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(A)(1) the Holders of all of the aggregate Outstanding Amount of the P&I Notes consent thereto or (2) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full the principal of and the accrued interest on the P&I Notes, at the date of such sale or liquidation or (3)(I) there has been an Event of Default under Section 5.1(a), Section 5.1(b) or Section 5.1(c) or otherwise arising from a failure to make a required payment of principal on any P&I Notes, (II) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the P&I Notes as and when they would have become due if the P&I Notes had not been declared due and payable, and (III) the Indenture Trustee obtains the consent of Holders of 66 2/3% of the Outstanding Amount of the P&I Notes, and (B) the Rating Agencies have been given ten (10) calendar days’ prior written notice of sale or liquidation by the Depositor, provided, however, that the Depositor shall have received such notice from the Indenture Trustee at least two (2) Business Days prior thereto. In determining such sufficiency or insufficiency with respect to clauses (A)(2) and (A)(3)(II) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral or the assets of the Grantor Trust, as applicable, for such purpose; provided, however, that prior to the exercise of the right to sell all or any portion of the Collateral as provided herein, the Indenture Trustee shall provide a notice in writing to the Issuing Entity (with a copy to the Grantor Trust, the Grantor Trust Trustee, the Depositor and the Owner Trustee) (the “Event of Default Sale Notice”) of its intention to sell all or any portion of the Collateral (the part to be sold being the “Subject Estate”), and if the Subject Estate is less than all of the Collateral, the portion of the Collateral to be sold. The Indenture Trustee shall not consummate any sale until at least seven (7) Business Days after the Event of Default Sale Notice has been given to the Issuing Entity (with a copy to the Grantor Trust and the Depositor).
(b)    If the Indenture Trustee collects any money or property pursuant to this Article V, it shall, or shall direct the Paying Agent to, pay out such money or property together with all Available Funds and all amounts on deposit in the Collection Account, the Note Distribution Account, the Reserve Account and the Class N Reserve Account in accordance with, and in the order of priority set forth in, Section 2.7(f) hereof.
Section 5.5    Optional Preservation of the Collateral. If the P&I Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled in accordance with Section 5.2(b), the Indenture Trustee may, but need not, elect to take and maintain possession of the Collateral and continue to apply the proceeds thereof as if there had been no declaration of acceleration; provided, however, that the Available Funds shall be applied in accordance with such declaration of acceleration in the manner specified in Section 2.7(f). It is the intent of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the P&I Notes and the Indenture Trustee shall take such intent into account when determining whether or not to take and maintain possession of the Collateral. In determining whether to take and maintain possession of the Collateral, the Indenture Trustee

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may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.
Section 5.6    Limitation of Suits.
(a)     No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder unless:
(i)        such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;
(ii)        the Holders of not less than 25% of the Outstanding Amount of the Controlling Class have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;
(iii)         such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in complying with such request;
(iv)     the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and
(v)    no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holders of a majority of the Outstanding Amount of the Controlling Class;
it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders of Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable (on the basis of the respective aggregate amount of principal and interest, respectively, due and unpaid on the P&I Notes held by each Noteholder) and common benefit of all holders of Notes. For the protection and enforcement of the provisions of this Section 5.6, each and every Noteholder shall be entitled to such relief as can be given either at law or in equity.
If the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Controlling Class, the Indenture Trustee shall follow the request of the group of Holders of Notes representing the highest percentage of Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture.
(b)     No Holder of any Note shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuing Entity. However, in connection with any action as to which Holders

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of Notes are entitled to vote or consent under this Indenture and the Notes, the Issuing Entity may set a record date for purposes of determining the identity of Holders entitled to vote or consent in accordance with TIA Section 316(c).
Section 5.7    Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any P&I Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such P&I Note on or after the respective due dates thereof expressed in such P&I Note or in this Indenture in accordance with the terms thereof, and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
Section 5.8    Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally to their respective former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
Section 5.9    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 5.10    Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
Section 5.11    Control by Noteholders. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Class shall have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, however, that:
(a)    such direction shall not be in conflict with any rule of law or with this Indenture;

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(b)    subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Collateral or cause the Grantor Trust to sell or liquidate the Receivables shall be by the Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;
(c)    if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to Section 5.5, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Collateral or cause the Grantor Trust to sell or liquidate the Receivables shall be of no force and effect; and
(d)    the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might cause it to incur any liability (a) with respect to which the Indenture Trustee shall have reasonable grounds to believe that adequate indemnity against such liability is not assured to it and (b) which might materially adversely affect the rights of any Noteholders not consenting to such action.
Section 5.12    Waiver of Past Defaults.
(a)    Prior to the declaration of the acceleration of the maturity of the P&I Notes as provided in Section 5.2, the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Class may waive any past Default or Event of Default and its consequences except a Default (i) in the payment of principal of or interest on any of the P&I Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each P&I Note. In the case of any such waiver, the Issuing Entity, the Grantor Trust, the Indenture Trustee and the Noteholders shall be restored to their respective former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
(b)    Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
Section 5.13    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to:

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(a)    any Proceeding instituted by the Indenture Trustee;
(b)    any Proceeding instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Controlling Class; or
(c)    any Proceeding instituted by any Noteholder for the enforcement of the payment of principal of or interest on any P&I Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).
Section 5.14    Waiver of Stay or Extension Laws. Each of the Issuing Entity and the Grantor Trust covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture. Each of the Issuing Entity and the Grantor Trust (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
Section 5.15    Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or the Grantor Trust or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuing Entity or the Grantor Trust. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).
Section 5.16    Performance and Enforcement of Certain Obligations.
(a)    Promptly following a request from the Indenture Trustee to do so and at the Issuing Entity’s expense, each of the Issuing Entity and the Grantor Trust agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor of its obligations to the Issuing Entity or the Grantor Trust under or in connection with the Trust Agreement, the Servicer of its obligations to the Issuing Entity or the Grantor Trust under or in connection with the Servicing Agreement, by the Seller of its obligations under or in connection with the Receivables Purchase Agreement, by the FAC Seller of its obligations under or in connection with the FAC Receivables Purchase Agreement, by the Depositor of its limited repurchase obligations under or in connection with the Receivables Transfer Agreement, in each case in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity and the Grantor Trust under or in connection with the Servicing Agreement, the Trust Agreement, the

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Receivables Purchase Agreement, the FAC Receivables Purchase Agreement and the Receivables Transfer Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller, the FAC Seller, the Depositor or the Servicer and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the FAC Seller, the Depositor or the Servicer of their respective obligations under the Receivables Purchase Agreement, the FAC Receivables Purchase Agreement, the Receivables Transfer Agreement and the Servicing Agreement, as applicable.
(b)    If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the written direction of the Holders of the majority of the Outstanding Amount of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Issuing Entity or the Grantor Trust against the Servicer under or in connection with the Servicing Agreement, against the Seller under or in connection with the Receivables Purchase Agreement, against the FAC Seller under or in connection with the FAC Receivables Purchase Agreement and against the Depositor under or in connection with the Receivables Transfer Agreement, including the right or power to take any action to compel or secure performance or observance by the Servicer, the Seller or the Depositor of each of their obligations to the Issuing Entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Servicing Agreement, the Receivables Purchase Agreement, the FAC Receivables Purchase Agreement or the Receivables Transfer Agreement and any right of the Issuing Entity or the Grantor Trust to take such action shall be suspended.
ARTICLE VI
THE INDENTURE TRUSTEE
Section 6.1    Duties of Indenture Trustee.
(a)    If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture or any other Transaction Document against the Indenture Trustee (including any implied duty to enforce another party’s obligations if the Transaction Documents have not assigned such responsibility to a particular party); and
(ii)    in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the

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Indenture Trustee and conforming to the requirements of this Indenture or the other Transaction Documents; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)    The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, or its own bad faith, except that:
(i)    this Section 6.1(c) does not limit the effect of Section 6.1(b);
(ii)    the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to any provision of this Indenture or any other Transaction Document.
(d)    The Indenture Trustee shall not be liable for interest on any money received by it except as set forth in the Transaction Documents and as the Indenture Trustee may agree in writing with the Issuing Entity.
(e)    Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture, the Servicing Agreement or the Trust Agreement.
(f)    No provision of this Indenture or any other Transaction Document (including after the occurrence of an Event of Default) shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(g)    Every provision of this Indenture and each other Transaction Document relating to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.
(h)    The Indenture Trustee shall have no liability or responsibility for the acts or omissions of the Issuing Entity, the Servicer, the Backup Servicer, the Depositor, the Sponsor, the Grantor Trust, any other party to any of the Transaction Documents, including as a result of any other party’s failure to comply with Regulation RR.

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(i)    In no event shall the Indenture Trustee be liable for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits.
Section 6.2    Rights of Indenture Trustee.
(a)    The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document. The Indenture Trustee need not investigate or re-calculate, certify or verify any information, statement, representation or warranty or any fact or matter stated in any such document and may conclusively rely as to the truth, content and accuracy of the statements and correctness of the opinions expressed therein.
(b)    Except as otherwise set forth in Section 7.5 of this Indenture and Section 3.2 of the Receivables Purchase Agreement, before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel (at the cost of the party requesting the Indenture Trustee to act or refrain from acting). The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
(c)    The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or Affiliates or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.
(d)    The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.
(e)    The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)    The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture or any other Transaction Document, unless such Holders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(g)    The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request direction, consent, order, bond, debenture, note, other evidence of indebtedness or other

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paper or document unless requested in writing to do so by a majority of the Controlling Class; provided, however, that if the Indenture Trustee determines that payment within a reasonable time of such costs, expenses and losses or liabilities is not reasonably assured to it, the Indenture Trustee may require indemnity or security satisfactory to it from the Noteholders requesting such an investigation, against such costs, expenses and losses or liabilities as a condition to proceeding with such investigation.
(h)    The Indenture Trustee shall not be charged with knowledge of any event or information, including any default or Event of Default or Servicer Termination Event, or be required to act upon any event or information, including any default or Event of Default or Servicer Termination Event (including the sending of any notice), unless a Responsible Officer of the Indenture Trustee actually knows of or receives written notice of such event or information and shall have no duty to take any action to determine whether any default, or Event of Default or Servicer Termination Event or event has occurred. Absent a Responsible Officer actually knowing of or receiving written notice in accordance with this Section, the Indenture Trustee may conclusively assume that no such event, default or Event of Default or Servicer Termination Event has occurred. Publicly available information does not constitute actual or constructive knowledge or notice to the Indenture Trustee.
(i)    The Indenture Trustee shall not be imputed with the knowledge of, or information possessed or obtained by, the Collateral Custodian and knowledge of the Collateral Custodian shall not be attributed or imputed to the Indenture Trustee, or any affiliate, line of business or other division of Computershare Trust Company, National Association (and vice versa).
(j)    Any delays in or failure by the Indenture Trustee in the performance of any obligations hereunder shall be excused if and to the extent caused by any force majeure event.
(k)    Notwithstanding anything to the contrary in this Indenture or any other Transaction Document, the Indenture Trustee shall not be required to take any action that is not in accordance with Applicable Laws.
(l)    The right of the Indenture Trustee to perform any permissive or discretionary act enumerated in this Indenture or any related document shall not be construed as a duty.
(m)    The Indenture Trustee is not required to ensure that the Issuing Entity’s security interest in the Trust Estate is valid or enforceable, or to monitor status of a lien or performance of the Trust Estate.
(n)    The Indenture Trustee shall have no duty to see to, or be responsible for the correctness or accuracy of, any recording, filing or depositing of this Indenture or any agreement referred to herein, or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refilling or re-depositing of any thereof.

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(o)    The parties hereto acknowledge that in accordance with laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the USA Patriot Act (Pub. L. 107-56) and regulations promulgated by the Office of Foreign Assets Control (collectively, “AML Law”), the Indenture Trustee is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such identifying information and documentation as the Indenture Trustee may request in writing from time to time in order to enable the Indenture Trustee to comply with all applicable requirements of AML Law.
(p)    The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, Computershare Trust Company, National Association, in each of its capacities hereunder, including its capacity under Section 4.4 hereof, and in connection with the performance of any of its duties or obligations under any of the Transaction Documents.
(q)    For the avoidance of doubt, the Indenture Trustee shall not be responsible for determining whether any breach of representations or warranty has occurred, or whether such breach constitutes a material breach, or the enforcement of any repurchase obligation, or any repurchase related liabilities.
Section 6.3    Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity, the Servicer or any of their respective Affiliates with the same rights it would have if it were not Indenture Trustee; provided, however, that the Indenture Trustee shall comply with Sections 6.10 and 6.11. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.
Section 6.4    Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any Transaction Document, including this Indenture or the Notes, it shall not be accountable for the Issuing Entity’s use of the proceeds from the Notes, it shall not have any responsibility to monitor or cause the Issuing Entity to comply with Regulation RR and it shall not be responsible for any statement of the Issuing Entity or the Grantor Trust in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.
Section 6.5    Notice of Events of Default. If an Event of Default occurs and is continuing and a Responsible Officer of the Indenture Trustee has actual knowledge or has received written notice thereof, the Indenture Trustee shall mail to each Noteholder notice of the Event of Default within ten (10) calendar days after it is known to a Responsible Officer of the Indenture Trustee. Except in the case of an Event of Default in payment of principal of or interest on any P&I Note, the Indenture Trustee may withhold the notice if and so long as a

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committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.
Section 6.6    Reports by Indenture Trustee. The Indenture Trustee shall deliver to each Noteholder the documents and information set forth in Article VII and, in addition, all such information with respect to the Notes as may be required to enable such Holder to prepare its federal and State income tax returns.
Section 6.7    Compensation; Indemnity.
(a)    The Issuing Entity shall pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuing Entity shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services; provided, however, that the Issuing Entity need not reimburse the Indenture Trustee for any expense incurred through the Indenture Trustee’s willful misconduct, negligence, or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, external counsel, accountants and experts. The Issuing Entity shall indemnify the Indenture Trustee for, and hold it and its officers, directors, employees, representatives and agents, harmless against, any and all loss, liability or expense (including reasonable attorneys’ fees and expenses and court costs, and any loss or expense incurred in connection with a successful defense, in whole or in part, of any claim that the Indenture Trustee breached its standard of care or any enforcement (including any successful action, claim or suit brought) by the Indenture Trustee of any indemnification of the Issuing Entity) incurred by it in connection with the administration of this trust and the performance of its duties hereunder or under any other Transaction Document; provided, however, that the Issuing Entity need not indemnify the Indenture Trustee for, or hold it harmless against, any such loss, liability or expense incurred through the Indenture Trustee’s willful misconduct, negligence, or bad faith. The Indenture Trustee shall notify the Issuing Entity and the Administrator promptly of any claim for which it may seek indemnity. Any failure by the Indenture Trustee to so notify the Issuing Entity and the Administrator shall not, however, relieve the Issuing Entity of its obligations hereunder. The Administrator, on behalf of the Issuing Entity, shall defend any such claim. The Indenture Trustee may have separate counsel in connection with the defense of any such claim, and the Issuing Entity, shall pay the fees and expenses of such counsel.
(b)    The Issuing Entity’s payment obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the discharge or assignment of this Indenture and the resignation or removal of any party. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(e) or Section 5.1(f) with respect to the Issuing Entity or the Grantor Trust, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.
Section 6.8    Replacement of Indenture Trustee.

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(a)    The Indenture Trustee may at any time give notice of its intent to resign by so notifying the Issuing Entity; provided, however, that no such resignation shall become effective and the Indenture Trustee shall not resign prior to the time set forth in Section 6.8(c). The Holders of a majority in Outstanding Amount of the Controlling Class may remove the Indenture Trustee by so notifying the Indenture Trustee upon at least thirty (30) calendar days prior written notice and may appoint a successor Indenture Trustee. Such resignation or removal shall become effective in accordance with Section 6.8(c). The Issuing Entity shall remove the Indenture Trustee if:
(i)    the Indenture Trustee fails to comply with Section 6.11;
(ii)    a Bankruptcy Event occurs with respect to the Indenture Trustee;
(iii)    a receiver or other public officer takes charge of the Indenture Trustee or its property; or
(iv)    the Indenture Trustee otherwise becomes incapable of acting.
(b)    If the Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuing Entity shall promptly appoint and designate a successor Indenture Trustee.
(c)    A successor Indenture Trustee shall deliver a written acceptance of its appointment and designation to the retiring Indenture Trustee and the other parties to this Indenture. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall deliver a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.
(d)    If a successor Indenture Trustee does not take office within sixty (60) calendar days after the Indenture Trustee gives notice of its intent to resign or is removed, the retiring Trustee, the Issuing Entity or the Holders of a majority of the Outstanding Amount of the Controlling Class may petition any court of competent jurisdiction for the appointment and designation of a successor Indenture Trustee (at the expense of the Issuing Entity).
(e)    If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
Section 6.9    Merger or Consolidation of Indenture Trustee.
(a)    Any Person into which the Indenture Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to all or substantially all of the

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corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee under this Indenture; provided, however, that such Person shall be eligible under the provisions of Section 6.11, without the execution or filing of any instrument or any further act on the part of any of the parties to this Indenture, anything in this Indenture to the contrary notwithstanding.
(b)    If at the time such successor or successors by merger or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee. In all such cases such certificate of authentication shall have the same full force as is provided anywhere in the Notes or herein with respect to the certificate of authentication of the Indenture Trustee.
Section 6.10    Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
(a)    Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral or any Financed Vehicle may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate indenture trustee hereunder shall be required to meet the terms of eligibility as a successor indenture trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate indenture trustee shall be required under Section 6.8.
(b)    Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)    all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

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(ii)    no trustee (including the Indenture Trustee, separate trustees and co-trustees) hereunder shall be personally liable by reason of any act, omission or appointment of any other trustee (including separate trustees and co-trustees) hereunder; and
(iii)    the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
(c)    Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.
(d)    Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
Section 6.11    Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (unless waived by the Rating Agencies) it shall have a long term unsecured debt rating that falls within an investment grade category by any nationally recognized rating agency then providing such rating for the Indenture Trustee (unless waived by the Rating Agencies). The Indenture Trustee shall comply with TIA § Section 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
Section 6.12    Preferential Collection of Claims Against Issuing Entity. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
Section 6.13    Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants as of the Closing Date that:

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(a)    the Indenture Trustee (i) is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and (ii) satisfies the eligibility criteria set forth in Section 6.11;
(b)    the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;
(c)    the execution, delivery and performance by the Indenture Trustee of this Indenture (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Indenture Trustee, or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Collateral pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee’s performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;
(d)    the execution, delivery and performance by the Indenture Trustee of this Indenture shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Indenture Trustee; and
(e)    this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.
Section 6.14    Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and (only to the extent expressly provided herein) the Certificateholders in respect of which such judgment has been obtained.
Section 6.15    Suit for Enforcement. If an Event of Default shall occur and be continuing, the Indenture Trustee may, subject to the provisions of Section 6.1, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by Proceedings whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee, being directed by the

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Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Class shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee or the Noteholders.
Section 6.16    Rights of Noteholders to Direct Indenture Trustee. Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Controlling Class shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided, however, that subject to Section 6.1, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee determines that the action so directed may not lawfully be taken, or if the Indenture Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction; and provided, further, that nothing in this Indenture shall impair the right of the Indenture Trustee to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by the Noteholders.
Section 6.17    Reports by Indenture Trustee.
(a)    The Indenture Trustee shall:
(i)    deliver to the Depositor, the Administrator (on behalf of the Issuing Entity and the Grantor Trust) and the Servicer a report of its assessment of compliance with the Servicing Criteria set forth in Exhibit C, including disclosure of any material instance of non-compliance identified by the Indenture Trustee, as required by Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB under the Securities Act;
(ii)    cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to the Depositor, the Administrator (on behalf of the Issuing Entity and the Grantor Trust) and the Servicer an attestation report that satisfies the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act, as applicable, on the assessment of compliance with Servicing Criteria with respect to the prior calendar year for inclusion in the Issuing Entity’s 10-K filing; such attestation report shall be in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and
(iii)    deliver to the Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rule 13a-14(d) and Rule 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Issuing Entity or the Depositor with respect to this securitization transaction a certification substantially in the form attached hereto as Exhibit D or such form as mutually agreed upon by the Depositor and the Indenture Trustee; the Indenture Trustee

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acknowledges that the parties identified in this clause (iii) may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.
(b)    The reports referred to in Section 6.17(a) shall be delivered on or before March 15 of each year, beginning March 15, 2027 (and if such date is not a Business Day, the next succeeding Business Day).
ARTICLE VII
NOTEHOLDERS’ LISTS AND REPORTS
Section 7.1    Issuing Entity To Furnish Indenture Trustee and Paying Agent Names and Addresses of Noteholders. The Issuing Entity shall furnish or cause to be furnished to the Indenture Trustee and the Paying Agent (a) not more than five (5) calendar days before each Distribution Date a list, in such form as the Indenture Trustee or the Paying Agent may reasonably require, of the names and addresses of the Holders of Notes as of the close of business on the related Record Date, and (b) at such other times as the Indenture Trustee or Paying Agent may request in writing, within thirty (30) calendar days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than ten (10) calendar days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished.
Section 7.2    Preservation of Information, Communications to Noteholders.
(a)    The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.
(b)    Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.
(c)    The Issuing Entity, the Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).
Section 7.3    Reports by the Issuing Entity and the Grantor Trust.
(a)    The Issuing Entity and the Grantor Trust, respectively, shall file with the Indenture Trustee: (i) within fifteen (15) calendar days after the Issuing Entity is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuing Entity may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or Item 1122 of

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Regulation AB; (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuing Entity and the Grantor Trust, as applicable, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.
(b)    Unless the Issuing Entity or the Grantor Trust otherwise determines, the fiscal year of the Issuing Entity and the Grantor Trust, respectively, shall end on December 31 of such year.
Section 7.4    Reports by Indenture Trustee.
(a)    If required by TIA § 313(a), within sixty (60) calendar days after each January 15, beginning with January 15, 2027, the Indenture Trustee shall mail to each Noteholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b). A copy of any report delivered pursuant to this Section 7.4(a) shall, at the time of its mailing to Noteholders, be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed.
(b)    On or prior to each Distribution Date the Indenture Trustee shall deliver or make available on its website a copy of the statement for the related Collection Period or Periods applicable to such Distribution Date as required pursuant to Section 2.8(a) of the Servicing Agreement.
Section 7.5 Rule 144A Information. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Noteholder or Note Owner of a Class N Note or a Class XS Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Noteholder or Note Owner, to a prospective purchaser of such Class N Note or a Class XS Note designated by such Noteholder or Note Owner or to the Indenture Trustee for delivery in order to permit compliance by such Noteholder or Note Owner with Rule 144A in connection with the resale of such 144A Note by such Noteholder or Note Owner.

Section 7.6    Noteholder Communications.
(a)    Noteholder Communications with Indenture Trustee. A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may communicate with the Indenture Trustee and give notices and make requests and demands and give directions to the Indenture Trustee through the procedures of the Clearing Agency and by notice to the Indenture Trustee. In the event that a Verified Note Owner communicates with the Indenture Trustee, the Indenture Trustee shall provide a copy of the supporting evidence provided to the Indenture Trustee to the Administrator. The Indenture

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Trustee will not be required to take action in response to requests, demands or directions of a Noteholder or a Verified Note Owner, other than requests, demands or directions relating to obligations of the Indenture Trustee in connection with an Asset Representations Review Notice explicitly set forth in Section 12.2, a Repurchase Request made by a Noteholder, or a dispute resolution pursuant to Section 3.2 of the Receivables Purchase Agreement, unless the Noteholder or Verified Note Owner has offered reasonable security or indemnity reasonably satisfactory to the Indenture Trustee to protect it against the fees and expenses that it may incur in complying with the request, demand or direction. In connection with an unresolved Repurchase Request pursuant to Section 3.2 of the Receivables Purchase Agreement, the Indenture Trustee, at the direction of the Administrator, shall notify the Requesting Party at the end of the 180-day period if a Repurchase Request remains unresolved.
(b)    Communications between Noteholders. A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) that seeks to communicate with other Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture or the other Transaction Documents may send a request to the Administrator, on behalf of the Issuing Entity, at abs-transactions@carvana.com to include information regarding the communication in a Form 10-D to be filed by the Issuing Entity with the Commission. Each request must include (i) the name of the requesting Noteholder or Verified Note Owner, (ii) the method by which other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner and (iii) in the case of a Note Owner, evidence of and a certification from that Person that it is a Verified Note Owner. A Noteholder or Note Owner, as applicable, that delivers a request under this Section 7.5(b) will be deemed to have certified to the Administrator that its request to communicate with other Noteholders or Note Owners, as applicable, relates solely to a possible exercise of rights under this Indenture or the other Transaction Documents, and will not be used for other purposes. The Administrator will include in the Form 10-D filed with the Commission for the Collection Period in which the request was received (A) a statement that the Administrator has received a request from a Noteholder or Note Owner, as applicable, that is interested in communicating with other Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture or the other Transaction Documents, (B) the name of the requesting Noteholder or Note Owner, (C) the date the request was received, (D) a statement that the Noteholder is interested in communicating with other Noteholders about the possible exercise of rights under the Transaction Documents and (E) a description of the method by which the other Noteholders or Note Owners, as applicable, may contact the requesting Noteholder or Note Owner. Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that such requesting Noteholder or Note Owner will pay any costs associated with communicating with other Noteholders or Note Owners, and none of the Seller, the FAC Seller, the Servicer, the Depositor, the Issuing Entity, the Administrator, the Indenture Trustee, the Grantor Trust Trustee or the Owner Trustee will be responsible for such costs.

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ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES
Section 8.1    Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee or any Paying Agent shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
Section 8.2    Designated Accounts; Payments.
(a)    Establishment of Other Accounts.
(i)    The Indenture Trustee shall establish with the Account Holder the Reserve Account, the Collection Account and the Note Distribution Account, each in the name of the Indenture Trustee for the benefit of the Noteholders and, solely in the case of the Collection Account and the Reserve Account, the Certificateholders. The Indenture Trustee shall establish with the Account Holder the Class N Reserve Account in the name of the Indenture Trustee for the benefit of the Class N Noteholders.
(ii)    The Collection Account, the Note Distribution Account, the Reserve Account and the Class N Reserve Account shall be Eligible Deposit Accounts initially established by the Indenture Trustee, as the Account Holder. Funds deposited in each of the Designated Accounts (including amounts, if any, which the Servicer is required to remit daily to the Collection Account) shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Administrator and of which the Administrator provides notification (pursuant to standing instructions or otherwise); provided that it is understood and agreed that none of the Administrator, the Indenture Trustee (subject to Section 6.1(c)) or the Issuer shall be liable for any loss arising from such investment in Eligible Investments. Such investments shall, in each case, mature or, if such Eligible Investment does not mature, be liquidated as set forth in the definition of “Eligible Investments”; provided that the Administrator shall provide written notice to the Indenture Trustee, promptly upon any investment in each of the Designated Accounts ceasing to be an Eligible Investment, and such notification shall include an instruction to the Indenture Trustee to withdraw the funds from the ineligible investment and to deposit such funds into applicable Eligible Investments. If no such selection is made by the Administrator, funds on deposit in the Designated Accounts shall remain uninvested. For the avoidance of doubt, any funds on deposit in the Designated Accounts that remain uninvested shall be held by a depository institution (initially Wells Fargo Bank, N.A.) that satisfies (i) the criteria set forth in clause (b) of Eligible Deposit Account and (ii) the

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criteria set forth in clause (b) of Eligible Institution and any Eligible Investments made with funds from the Designated Accounts will be credited to an Eligible Deposit Account held by the corporate trust department of the Indenture Trustee that satisfies the criteria set forth in clause (a) of Eligible Deposit Account. If the Account Holder ceases to be an Eligible Institution (such occurrence, an “Account Status Event”) the Administrator shall (A) provide written notice within thirty (30) calendar days of knowledge of such Account Status Event to the Indenture Trustee and any Account Holder and shall include the proposed Account Holder information in such notice, (B) open any necessary accounts at such proposed Account Holder within sixty (60) calendar days of knowledge of such Account Status Event, and (C) provide written notice to the Indenture Trustee and any Account Holder instructing the Account Holder to transfer the Designated Accounts to another Account Holder that is an Eligible Institution; and provided that should the Account Holder inform the Administrator or the Indenture Trustee that no further investments may be made with respect to a specific Eligible Investment, then any additional funds shall be invested by that same Account Holder in an Eligible Investment. Investments in Eligible Investments shall be made in the name of the Indenture Trustee or its nominee, and such investments shall not be sold or disposed of prior to their maturity, notwithstanding anything to the contrary provided in this Indenture. Investment Earnings on funds deposited in the Reserve Account, the Class N Reserve Account and the Collection Account shall be payable to the Depositor. Each of the Indenture Trustee and Account Holder holding a Designated Account as provided in this Section 8.2(a), may be a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC). If an Account Holder shall be a Person other than the Indenture Trustee, and if the Indenture Trustee is not the customer or entitlement holder with respect to the Designated Accounts, the Administrator shall obtain the express agreement of such Person to the obligations of the Account Holder set forth in this Section 8.2.
(iii)    With respect to the Designated Account Property, the Indenture Trustee, as customer or entitlement holder (within the meaning of Section 8-102(a)(7) of the UCC) of the “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to each Designated Account, as applicable, agrees, by its acceptance hereof, that:
(A)    The Designated Accounts are “securities accounts” (within the meaning of Section 8-501(a) of the UCC) to which Financial Assets will be credited.
(B)    All securities or other property underlying any Financial Assets credited to the Designated Accounts shall be registered in the name of the Account Holder or the securities intermediary, indorsed to the Account Holder or the securities intermediary or in blank or credited to another securities account maintained in the name of the Account Holder or the securities intermediary and in no case will any Financial Asset credited to any of the Designated Accounts be registered in the name of the Issuing Entity, the Servicer or the Seller, payable to the order of the Issuing Entity, the Servicer or the Seller or specially indorsed to

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the Issuing Entity, the Servicer or the Seller except to the extent the foregoing have been specially indorsed to the Account Holder or in blank.
(C)    All property delivered to the Account Holder pursuant to this Indenture or the other Transaction Documents will be promptly credited to the appropriate Designated Account.
(D)    Each item of property (whether investments, investment property, Financial Asset, security, instrument or cash) credited to a Designated Account shall be treated as a “Financial Asset” within the meaning of Section 8-102(a)(9) of the New York UCC.
(E)    If at any time a securities intermediary shall receive any entitlement order (within the meaning of Section 8-102(a)(8) of the UCC) from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Designated Accounts, the securities intermediary shall comply with such entitlement order without further consent by the Grantor Trust, the Issuing Entity, the Servicer, the Seller or any other Person.
(F)    The Designated Accounts shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. For purposes of Section 8-110(e) of the UCC, New York shall be deemed to be the Account Holder’s jurisdiction and the Designated Accounts (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York. The laws of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention with respect to each “account agreement” (within the meaning of the Hague Securities Convention) of each Designated Account. The Account Holder shall have at the time of entry of each such account agreement and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the criteria provided in Article 4(1)(a) or (b) of the Hague Securities Convention.
(G)    The Account Holder has not entered into, and until the termination of this Indenture will not enter into, any agreement with any other person relating to the Designated Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other person and the Account Holder has not entered into, and until the termination of this Indenture will not enter into, any agreement with the Issuing Entity, the Seller, the Servicer or the Indenture Trustee purporting to limit or condition the obligation of the Account Holder to comply with entitlement orders as set forth in Section 8.2(a)(iii)(E).
(H)    Except for the claims and interest of the Indenture Trustee and of the Issuing Entity in the Designated Accounts, the Account Holder knows of no

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claim to, or interest in, the Designated Accounts or in any Financial Asset credited thereto. If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Designated Accounts or in any Financial Asset carried therein, the Account Holder will promptly notify the Indenture Trustee, the Servicer and the Issuing Entity thereof.
(I)    The Account Holder will make available electronically, copies of all statements, confirmations and other correspondence concerning the Designated Accounts and any Designated Account Property simultaneously to each of the Servicer and the Indenture Trustee.
(J)    Any Designated Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee and shall be held, pending maturity or disposition, solely by the Indenture Trustee, or by an Account Holder acting solely for the Indenture Trustee, as collateral agent.
(iv)    The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Designated Accounts and in all proceeds thereof. The Designated Accounts shall be under the sole dominion and control (within the meaning of Section 8-106 of the UCC) of the Indenture Trustee for the benefit of the Securityholders and the Issuing Entity (as specified herein).
(v)    The Administrator shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person.
(vi)    Except as otherwise provided herein, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Account Holder and each other institution with whom a Designated Account is maintained waives any right of set-off, counterclaim, security interest or bankers’ lien to which it might otherwise be entitled in its individual capacity.
(b)    Application of Collections; Additional Deposits.
(i)    On or before the Closing Date, the Seller or the Depositor shall deposit the Reserve Account Initial Deposit into the Reserve Account from the net proceeds of the sale of the Notes.
(ii)    On or before the Closing Date, the Depositor shall deposit the Class N Reserve Account Initial Deposit into the Class N Reserve Account from the net proceeds of the sale of the Notes.

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(iii)    The Servicer, the Depositor or the Seller, as the case may be, shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 6.1 of the Servicing Agreement. Except for those deposits to be made by Servicer under Section 6.1 of the Servicing Agreement, all such deposits shall be made, in immediately available funds, on the Business Day preceding the Determination Date. With respect to deposits to be made by Servicer under Section 6.1 of the Servicing Agreement, such deposits shall be made, in immediately available funds, on the Business Day preceding the Distribution Date.
(iv)    On each Distribution Date, the Indenture Trustee shall transfer from the Reserve Account and deposit in the Collection Account before 12:00 p.m. (New York time) the Reserve Account Draw Amount (if any) for that Distribution Date in accordance with the Servicer’s Certificate.
(v)    On each Distribution Date, the Indenture Trustee shall transfer from the Class N Reserve Account and deposit in the Note Distribution Account before 12:00 p.m. (New York time) the Class N Reserve Account Draw Amount (if any) for that Distribution Date in accordance with the Servicer’s Certificate.
(vi)    On each Distribution Date, the Indenture Trustee shall transfer from the Collection Account to the Servicer, in immediately available funds, an amount equal to the Supplemental Servicing Fees and Liquidation Expenses (as set forth on the Servicer’s Certificate) (and any unpaid Supplemental Servicing Fees and Liquidation Expenses from prior periods) during the related Collection Period in accordance with the Servicer’s Certificate.
(vii)    On any Distribution Date that the amount on deposit in the Reserve Account together with Available Funds is sufficient to pay all amounts due pursuant to Section 2.7(b)(i) through (xi) and the aggregate Outstanding Amount of the Class A Notes, Class B Notes, Class C Notes and the Class D Notes then such amount will be used to repay all such outstanding classes of Notes in full on such Distribution Date.
(c)    Distributions. On each Distribution Date, in accordance with the Servicer’s Certificate, the Indenture Trustee shall cause to be distributed to the Noteholders all amounts on deposit in the Note Distribution Account (subject to the Depositor’s rights to Investment Earnings pursuant to Section 8.2(a)(ii) hereof) in the following order of priority and in the amounts determined as described below:
(i)    On each Distribution Date, the amount deposited in the Note Distribution Account in respect of interest on the P&I Notes shall be applied in the following order of priority, to the extent of remaining funds after all earlier priorities have been satisfied, and any amount so applied shall be paid on such Distribution Date to the holders of Notes of each applicable Class:

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(A)    the Aggregate Class A Interest Distributable Amount shall be paid to the holders of the Class A Notes;
(B)    the Aggregate Class B Interest Distributable Amount shall be paid to the holders of the Class B Notes;
(C)    the Aggregate Class C Interest Distributable Amount shall be paid to the holders of the Class C Notes;
(D)    the Aggregate Class D Interest Distributable Amount shall be paid to the holders of the Class D Notes; and
(E)        the Aggregate Class N Interest Distributable Amount shall be paid to the holders of the Class N Notes;
provided however, if there are not sufficient funds to so pay the entire amount specified in any of the foregoing priorities for a particular Class of P&I Notes, then the amount available for such Class of P&I Notes shall be paid to the Holders thereof ratably on the basis of the total amount of accrued and unpaid interest owing to each such Holder; provided further however that amount deposited in the Note Distribution Account pursuant to Section 2.7(b)(xiv) shall be applied only for payment of interest on the Class N Notes.
(ii)    The amount deposited in the Note Distribution Account pursuant to Section 2.7(b)(v), (vii), (ix), (xi) and (xiii) as applicable, shall be applied to each Class of P&I Notes (other than the Class N Notes) in the following amounts and in the following order of priority and any amount so applied shall be paid on such Distribution Date to the Holders of such Class of P&I Notes:
(1)    to the Class A-1 Notes, until the Outstanding Amount of the Class A-1 Notes is reduced to zero;
(2)    to the Class A-2 Notes, until the Outstanding Amount of the Class A-2 Notes is reduced to zero;
(3)    to the Class A-3 Notes, until the Outstanding Amount of the Class A-3 Notes is reduced to zero;
(4)    to the Class A-4 Notes, until the Outstanding Amount of the Class A-4 Notes is reduced to zero;
(5)    to the Class B Notes, until the Outstanding Amount of the Class B Notes is reduced to zero;
(6)    to the Class C Notes, until the Outstanding Amount of the Class C Notes is reduced to zero; and

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(7)    to the Class D Notes, until the Outstanding Amount of the Class D Notes is reduced to zero.
(iii)    The Subordinate Distributable Amount deposited in the Note Distribution Account pursuant to Section 2.7(b)(xvi) shall be applied to the Class N Notes, until the Outstanding Amount of the Class N Notes is reduced to zero.
Section 8.3    General Provisions Regarding Accounts.
(a)    So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Designated Accounts shall be invested in Eligible Investments upon Issuing Entity Order. Absent such direction, the funds shall remain uninvested. All such investments shall mature or be liquidated no later than the Business Day preceding the next Distribution Date. All income or other gain (net of losses and investment expenses) from investments of monies deposited in the Collection Account, the Reserve Account or the Class N Reserve Account shall be withdrawn (or caused to be withdrawn) by the Indenture Trustee from such accounts and distributed as provided herein to the Depositor. Each of the Issuing Entity and the Administrator acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Eligible Investments or the Indenture Trustee’s receipt of a broker’s confirmation. Each of the Issuing Entity and the Administrator agrees that such notifications shall not be provided by the Indenture Trustee hereunder, and the Indenture Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available for any account if no activity has occurred in such account during such period.
(b)    Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Designated Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.
(c)    If (i) the Issuing Entity shall have failed to give investment directions for any funds on deposit in the Designated Accounts to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Issuing Entity and the Indenture Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the P&I Notes but the P&I Notes shall not have been declared due and payable pursuant to Section 5.2, or, if such P&I Notes shall have been declared due and payable following an Event of Default, but amounts collected or receivable from the Collateral are being applied in accordance with Section 5.5 as if there had not been such a declaration; then in each case, funds in the Designated Accounts shall remain uninvested.
Section 8.4    Release of Trust Estate.
(a)    Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute

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instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are consistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.
(b)    The Indenture Trustee shall, at such time as there are no P&I Notes Outstanding and all sums due to the Indenture Trustee pursuant to Section 6.7 have been paid and the Grantor Trust has been dissolved, release any remaining portion of the Collateral that secured the Notes from the Lien of this Indenture and release to the Issuing Entity, the Grantor Trust or any other Person entitled thereto any funds then on deposit in the Designated Accounts, including distribution of the funds in the Reserve Account, less Investment Earnings, to the Certificate Distribution Account (for further distribution to the Certificateholders). The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.4(b) only upon receipt by it of an Issuing Entity Request, an Officer’s Certificate, an Opinion of Counsel addressed to the Indenture Trustee and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.
(c)    The Indenture Trustee shall, at such time as there are no Class N Notes Outstanding and all sums due to the Indenture Trustee in connection with, and reasonably attributable (as determined by the Administrator) to, such Class N Notes pursuant to Section 6.7 have been paid, release any remaining portion of the Collateral that secured the Class N Notes from the Lien of this Indenture and release to the Depositor any funds then on deposit in the Class N Reserve Account, including Investment Earnings. The Indenture Trustee shall release such property from the Lien of this Indenture pursuant to this Section 8.4(c) only upon receipt by it of an Issuing Entity Request and an Officer’s Certificate certifying that all conditions precedent to such release have been satisfied.
Section 8.5    Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) calendar days’ notice when requested by the Issuing Entity or the Grantor Trust to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action shall not materially and adversely impair the security for the Secured Obligations or the rights of the Secured Parties in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

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ARTICLE IX
SUPPLEMENTAL INDENTURES
Section 9.1    Supplemental Indentures Without Consent of Noteholders.
(a)    Without the consent of the Noteholders or any other Person, the Issuing Entity, the Grantor Trust and, when authorized by an Issuing Entity Order, the Indenture Trustee at any time and from time to time, may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purposes of modifying in any manner the rights of the Noteholders under this Indenture subject to satisfaction of the following conditions:
(i)    the Issuing Entity delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such supplemental indenture will not materially and adversely affect the interests of the Noteholders or the Unaffiliated Certificateholders;
(ii)    the Rating Agency Condition is satisfied with respect to such amendment and the Issuing Entity notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment;
(iii)    to cure any ambiguity, correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provision in this Indenture or any other Transaction Document or with any description thereof in the Prospectus, the Class N Notes Confidential Offering Memorandum or the Certificate Private Placement Memorandum, or add to the covenants, restrictions or obligations of the Indenture Trustee; or
(iv)    to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA, and the Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.
(b)    The Issuing Entity and the Grantor Trust and, when authorized by an Issuing Entity Order, the Indenture Trustee, may, also without the consent of any of the Noteholders but with prior written notice by the Issuing Entity to the Rating Agencies, at any time and from time to time enter into one or more indentures supplemental hereto (i) for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture in any manner that shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Noteholder or (ii) if the Rating Agency Condition is satisfied with respect to such supplemental indenture and the Depositor or the Administrator notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such supplemental indenture.

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(c)    Notwithstanding anything to the contrary herein, prior to the execution of any supplement to this Indenture, an Opinion of Counsel shall be delivered to the effect that any amendment pursuant to this Section 9.1 would not cause the Grantor Trust to fail to qualify as a grantor trust for United States federal income tax purposes.
(d)    The Owner Trustee and the Grantor Trust Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Owner Trustee’s or the Grantor Trust Trustee’s rights, duties, immunities, indemnities or liabilities under this Indenture. No amendment which adversely affects the rights, duties, indemnities, immunities or liabilities of the Owner Trustee or the Grantor Trust Trustee under this Indenture shall be effective without its prior written consent.
(e)    Notwithstanding anything in this Indenture to the contrary, no supplemental indenture shall be effective without the prior written consent of the Asset Representations Reviewer if the supplemental indenture would adversely modify the amount or timing of distributions to be made to the Asset Representations Reviewer under this Indenture. The Indenture Trustee shall have no responsibility for determining whether any supplemental indenture would adversely modify the amount or timing of distributions to be made to the Asset Representations Reviewer under this Indenture.
Section 9.2    Supplemental Indentures With Consent of Noteholders.
(a)    The Issuing Entity and the Grantor Trust may and, when authorized by an Issuing Entity Order, the Indenture Trustee, also may, with ten (10) Business Days prior written notice by the Issuing Entity to each of the Rating Agencies, and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Controlling Class, by Act of such Holders delivered to the Issuing Entity, the Grantor Trust and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note adversely affected thereby:
(i)    change the due date of any installment of principal of or interest on any P&I Note, or reduce the principal amount thereof, the interest rate applicable thereto (it being understood that a waiver of any Event of Default by the Requisite Noteholders will not in and of itself be deemed to have any of the foregoing effects), or the Redemption Price with respect thereto, change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the P&I Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

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(ii)    reduce the percentage of the Outstanding Amount of the Controlling Class, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;
(iii)     modify or alter the provisions of the proviso to the definition of the term “Outstanding”;
(iv)     reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to sell or liquidate the Collateral pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the Outstanding Notes;
(v)    modify any provision of this Section 9.2 to decrease the required minimum percentage necessary to approve any amendments to any provisions of this Indenture or any of the Transaction Documents; or
(vi)     permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject thereto or deprive the Holder of any Note of the security afforded by the Lien of this Indenture.
(b)    The Indenture Trustee may rely on an Officer’s Certificate and/or an Opinion of Counsel in determining whether or not any Notes would be affected (such that the consent of each Noteholder would be required) by any supplemental indenture proposed pursuant to this Section 9.2 and any such determination shall be binding upon the Holders of all Notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective.
(c)    It shall be sufficient if an Act of Noteholders approves the substance, but not the form, of any proposed supplemental indenture.
(d)    Promptly after the execution by the Issuing Entity and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall deliver to the Noteholders a copy of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
(e)    Notwithstanding anything to the contrary herein, prior to the execution of any supplement to this Indenture, an Opinion of Counsel shall be delivered to the Owner Trustee and the Grantor Trust Trustee to the effect that any amendment pursuant to this Section 9.2 would not cause the Grantor Trust to fail to qualify as a grantor trust for United States federal income tax purposes.

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Section 9.3    Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and an Officer’s Certificate stating that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
Section 9.4    Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity, the Grantor Trust and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 9.5    Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Issuing Entity as to any matter provided for in such supplemental indenture. If the Issuing Entity, the Grantor Trust or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes of the same Class.
Section 9.6    Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.
ARTICLE X
REDEMPTION OF NOTES
Section 10.1    Redemption. The P&I Notes are subject to redemption in whole, but not in part, upon the exercise by the Servicer of its option to purchase the Receivables pursuant to Section 6.1 of the Servicing Agreement. The date on which such redemption shall occur is the Distribution Date following the Optional Purchase Date identified by Servicer in its notice of exercise of such purchase option (the “Redemption Date”). The purchase price for the P&I Notes shall be equal to the applicable Redemption Price. After receipt of such notice from the Servicer pursuant to Section 6.1 of the Servicing Agreement, the Issuing Entity shall furnish the Rating Agencies notice of such redemption. If the P&I Notes are to be redeemed pursuant to

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this Section 10.1, the Servicer or the Issuing Entity shall furnish notice thereof to the Indenture Trustee not later than ten (10) calendar days prior to the Redemption Date and the Indenture Trustee (based on such notice) shall withdraw from the Collection Account and deposit into the Note Distribution Account, on the Redemption Date, the aggregate Redemption Price of the P&I Notes, whereupon all such P&I Notes shall be due and payable on the Redemption Date.
Section 10.2    Form of Redemption Notice. Notice of redemption of the P&I Notes under Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted promptly following receipt of notice from the Issuing Entity or the Servicer pursuant to Section 10.1, but not later than five (5) calendar days prior to the applicable Redemption Date to each Noteholder of record at such Noteholder’s address or facsimile number appearing in the Note Register (or otherwise communicate such notice of redemption electronically to the Noteholders).
(a)    All notices of redemption shall state:
(i)    the Redemption Date;
(ii)    the applicable Redemption Price; and
(iii) the place where P&I Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuing Entity to be maintained as provided in Section 3.2).
(b)    Notice of redemption of the P&I Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuing Entity. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.
Section 10.3    Notes Payable on Redemption Date. The P&I Notes to be redeemed shall, following notice of redemption as required by Section 10.2, on the Redemption Date cease to be Outstanding for purposes of this Indenture and shall thereafter represent only the right to receive the applicable Redemption Price and (unless the Issuing Entity shall default in the payment of such Redemption Price) no interest shall accrue on such Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating such Redemption Price.
ARTICLE XI
MISCELLANEOUS
Section 11.1    Compliance Certificates and Opinions, etc.
(a)    Upon any application or request by the Issuing Entity or the Grantor Trust to the Indenture Trustee to take any action under any provision of this Indenture that requires an application or request hereunder, the Issuing Entity shall, if requested by the Indenture Trustee, furnish to the Indenture Trustee: (i) an Officer’s Certificate stating that all conditions precedent,

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if any, provided for in this Indenture relating to the proposed action have been complied with; (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished. Every certificate or opinion delivered with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(A)    a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
(B)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(C)    a statement that, in the judgment of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(D)    a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
(b)    Periodic Officer’s Certificates.
(i)    Prior to the deposit with the Indenture Trustee of any Collateral or other property or securities that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within ninety (90) calendar days of such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited.
(ii)    Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in Section 11.1(b)(i), the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuing Entity of the property or securities to be so deposited and of all other such securities made on the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to Section 11.1(b)(i) and this Section 11.1(b)(ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any

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securities so deposited, if the fair value thereof to the Issuing Entity as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.
(iii)     Other than with respect to the release of any Purchased Receivables, whenever any property or securities are to be released from the Lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within ninety (90) calendar days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.
(iv) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in Section 11.1(b)(iii), the Issuing Entity shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than Purchased Receivables or Receivables valued at their Principal Balance of the Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by Section 11.1 (b)(iii) and this Section 11.1(b)(iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.
(v)    Notwithstanding Section 2.9 or any other provision of this Section 11.1, the Issuing Entity or the Grantor Trust, as applicable, may (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Transaction Documents, (B) make cash payments out of the Designated Accounts and the Certificate Distribution Account as and to the extent permitted or required by the Transaction Documents and (C) take any other action not inconsistent with the TIA.
Section 11.2    Form of Documents Delivered to Indenture Trustee.
(a)    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
(b)    Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations

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by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that any certificate, opinion or representation with respect to the matters upon which his certificate or opinion is based is erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Sponsor, the Depositor, the Issuing Entity, the Grantor Trust or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Sponsor, the Depositor, the Issuing Entity, the Grantor Trust or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
(c)    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
(d)    Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
Section 11.3    Acts of Noteholders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders or a Class of Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity and the Grantor Trust. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee, the Grantor Trust and the Issuing Entity, if made in the manner provided in this Section 11.3.
(b)    The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
(c)    The ownership of Notes shall be proved by the Note Register.

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(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes (or any one or more Predecessor Notes) shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee, the Grantor Trust or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.
Section 11.4    Notices. All demands, notices and communications upon or to the parties or the Rating Agencies shall be delivered as specified in Part III of Appendix A of the Receivables Purchase Agreement.

Section 11.5    Notices to Noteholders; Waiver.
(a)    Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.
(b)    Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
(c)    In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
(d)    Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.
(e)    In the case of Book-Entry Notes, if the Note Depository allows for delivery of notice and other communications by electronic means, mail shall mean such electronic means, unless otherwise required by law.
Section 11.6    Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuing Entity may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by

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the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuing Entity shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.
Section 11.7    Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
Section 11.8    Effect of Headings and Table of Contents. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.
Section 11.9    Successors and Assigns.
(a)    All covenants and agreements in this Indenture and the Notes by the Issuing Entity and the Grantor Trust shall bind its successors and assigns, whether so expressed or not.
(b)    All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.
Section 11.10    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture or the Notes shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and the Notes and shall in no way affect the validity or enforceability of the other provisions of this Indenture and the Notes.
Section 11.11    Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and to the extent expressly provided herein, the Noteholders, the Certificateholders, the Owner Trustee, the Grantor Trust Trustee, any other party secured hereunder and any other Person with an ownership interest in any part of the Trust Estate, each of which shall be considered to be a third party beneficiary hereof. The Asset Representations Reviewer shall be a third-party beneficiary to this Indenture, but only to the extent that it has any rights specified herein. Except as otherwise provided in this Indenture, no other Person will have any right or obligation hereunder.
Section 11.12    Legal Holidays. If the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day

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with the same force and effect as if made on the date on which nominally due, and except as otherwise provided in the Transaction Documents, no interest shall accrue for the period from and after any such nominal date.
Section 11.13    Governing Law. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS INDENTURE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 11.14    Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any Proceeding relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
(b)    consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.4 of this Indenture;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    to the extent permitted by applicable law, waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Indenture, any other Transaction Document, or any matter arising hereunder or thereunder.
Section 11.15    Counterparts; Electronic Signature. This Indenture may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document. Delivery of an executed counterpart of this Indenture by email or facsimile shall be effective as delivery of a manually executed counterpart of this Indenture. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (a) an original manual

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signature, (b) a faxed, scanned, or photocopied manual signature, or (c) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings; provided, however, that any documentation with respect to transfer of the Notes or other securities presented to the Indenture Trustee or any transfer agent must contain original documents with manually executed signatures.
Section 11.16    Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
Section 11.17    No Recourse. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Grantor Trust, Grantor Trust Trustee, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against:
(a)    the Indenture Trustee, the Grantor Trust Trustee or the Owner Trustee or in their individual capacities;
(b)    the Depositor or any other owner of a beneficial interest in the Issuing Entity; or
(c)    any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee or the Grantor Trust Trustee in their individual capacities, the Depositor or any other holder of a beneficial interest in the Issuing Entity, the Owner Trustee, the Grantor Trust Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities (or any of their successors or assigns), except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of

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Articles VI, VII and VIII of the Trust Agreement. For all purposes of this Indenture, in the performance of any duties or obligations of the Grantor Trust hereunder, the Grantor Trust Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Grantor Trust Agreement.
Section 11.18    No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Depositor, the Grantor Trust or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor, the Grantor Trust or the Issuing Entity under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor, the Grantor Trust or the Issuing Entity or any substantial part of the property of such entity, or ordering the winding up or liquidation of the affairs of the Depositor, the Grantor Trust or the Issuing Entity under any federal or State bankruptcy or insolvency proceeding.
Section 11.19    Inspection. The Issuing Entity agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuing Entity’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity’s affairs, finances and accounts with the Issuing Entity’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law to a court of competent jurisdiction pursuant to a subpoena or valid court order or to its regulators and any authorized governmental agency in connection with any audit or regulatory examination (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.
Section 11.20    Subordination. Each Noteholder by accepting a Note (or any interest therein) acknowledges that such Person’s Note (or interest therein) represents an obligation of the Issuing Entity only and does not represent interests in or obligations of the Grantor Trust, the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee, the Grantor Trust Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Transaction Documents. Each Noteholder by the acceptance of a Note (or beneficial interest therein) agrees that except as expressly provided in the Transaction Documents, in the event of nonpayment of any amounts with respect to the Notes, each Noteholder shall have no claim against any of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee, the Grantor Trust Trustee or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the covenants above of each

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Noteholder is prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity, each Noteholder agrees that (a) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (b) the covenant set forth in the preceding clause (a) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.
Section 11.21    Concerning the Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by BNY Mellon Trust of Delaware (“BNY Delaware”), not individually or personally but solely as Owner Trustee of the Issuing Entity and Grantor Trust Trustee of the Grantor Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity or Grantor Trust, as applicable, is made and intended not as personal representations, undertakings and agreements by BNY Delaware but is made and intended for the purpose of binding only the Issuing Entity or Grantor Trust, as applicable, (c) nothing herein contained shall be construed as creating any liability on BNY Delaware, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuing Entity or the Grantor Trust, respectively, as applicable, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) BNY Delaware has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuing Entity or Grantor Trust, as applicable, in this Indenture and (e) under no circumstances shall BNY Delaware be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or Grantor Trust, as applicable, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity or Grantor Trust, as applicable, under this Indenture.
ARTICLE XII
COMPLIANCE WITH REGULATION AB
Section 12.1    Information to be Provided by the Indenture Trustee
(a)    Except to the extent disclosed by the Indenture Trustee in subsection (b) below, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, notify the Depositor, in writing, of any Form 10-D Disclosure Item of which a Responsible Officer of the Indenture Trustee has actual knowledge together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Depositor; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Depositor, and (ii) as promptly as practicable following notice to or actual knowledge by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Depositor, in writing, such updated information.

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(b)    The Indenture Trustee shall, as promptly as practicable following written notice to, or actual knowledge of, a Responsible Officer of the Indenture Trustee of any changes to any information regarding the Indenture Trustee as is required for the purpose of compliance with Item 1117, of Regulation AB, provide to the Depositor, in writing, such updated information.
(c)    The Indenture Trustee shall notify the Depositor in writing on or before March 15 (or, if such date is not a Business Day, the next succeeding Business Day) of each year, beginning with March 15, 2027, of any Form 10-D Disclosure Item of which a Responsible Officer of the Indenture Trustee has actual knowledge together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Depositor; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Depositor.
(d)    The Indenture Trustee shall notify the Depositor in writing on or before March 15 (or, if such date is not a Business Day, the next succeeding Business Day) of each year, beginning with March 15, 2027, of any affiliation between the Indenture Trustee and any of the following parties to this securitization transaction, as such parties are identified to the Indenture Trustee by the Depositor in writing in advance of this securitization transaction:
(i)    the Depositor;
(ii)    Carvana, LLC, as sponsor;
(iii) the Issuing Entity;
(iv)     the Grantor Trust;
(v)    the Owner Trustee;
(vi)     the Grantor Trust Trustee;
(vii) the Servicer;
(viii) the Backup Servicer;
(ix)     the Asset Representations Reviewer;
(x)    the Collateral Custodian; and
(xi)     any other material transaction party.
(e)    In connection with the parties listed in clauses (i) through (xi) above, the Indenture Trustee shall include a description of whether there is, and if so, the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained

CRVNA 2026-P3
Indenture

in an arm’s length transaction with an unrelated third party, apart from this securitization transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset backed securities issued in this securitization transaction.
(f)    The Indenture Trustee shall provide the Depositor with notification, as soon as practicable and in any event within five (5) Business Days, of all demands delivered in writing to a Responsible Officer of the Indenture Trustee for the repurchase or replacement of any Receivable pursuant to any Transaction Document. Subject to this Section 12.1, the Indenture Trustee shall have no obligation to take any other action with respect to any demand. In no event shall the Indenture Trustee have (i) any responsibility or liability in connection with any filing to be made by a securitizer under the Exchange Act or Regulation AB or (ii) any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities except as expressly set forth in this Section 12.1.
Section 12.2    Noteholder Demand for Asset Representations Review.

(a)    If the Delinquency Percentage for any Distribution Date meets or exceeds the Delinquency Trigger, a Noteholder (if the Notes are represented by Definitive Notes) or a Verified Note Owner (if the Notes are represented by Book-Entry Notes), may make a demand on the Indenture Trustee to cause a vote of the Noteholders or Note Owners, as applicable, about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review under the Asset Representations Review Agreement. If Noteholders and Note Owners that collectively hold P&I Notes evidencing at least 5% of the aggregate Outstanding Amount of the P&I Notes (other than the Class N Notes) as of the date of filing the Form 10-D that disclosed that the Delinquency Percentage for the related Distribution Date meets or exceeds the Delinquency Trigger demand a vote within 90 calendar days of the filing of such Form 10-D, the Indenture Trustee will promptly request a vote of the Noteholders and Note Owners as described in Section 12.2(b) below; provided, that for the purpose of determining the holders of the Notes Outstanding, any Notes held by the Sponsor or any of its Affiliates shall not be included in such calculation.
(b)    Upon the direction of the Requisite Noteholders or Note Owners set forth in Section 12.2 (a), the Indenture Trustee shall conduct a vote of all Noteholders in accordance with the Indenture Trustee’s standard vote solicitation process and shall cause a vote to be conducted in accordance with applicable Depository Trust Company procedures of all Noteholders and Note Owners. The Indenture Trustee shall provide to the Depositor, to the extent available from the Depository Trust Company, if applicable, the voting instructions and procedures applicable to the Noteholders and Note Owners to be included in the Form 10-D filed by the Issuing Entity with the Commission. Such Form 10-D will also include a statement that sufficient Noteholders are requesting a full Noteholder vote to commence an Asset Representations Review and will describe the applicable voting deadline. Each Noteholder that elects to vote shall vote on the issue of whether or not the Asset Representations Reviewer should be directed to conduct an Asset Representations Review. The vote will remain open until the 150th day after the filing of

CRVNA 2026-P3
Indenture

the Form 10-D reporting that the Delinquency Percentage for the related Distribution Date meets or exceeds the Delinquency Trigger.
(c)    In the event that a Verified Note Owner exercises its right to vote such Note Owner’s beneficial interest, the Indenture Trustee shall provide a copy of the supporting evidence provided to the Indenture Trustee to the Issuing Entity.
(d)    If Noteholders holding at least 5.0% of the aggregate Outstanding Amount of the P&I Notes (other than the Class N Notes) participate in such vote, and Noteholders representing a majority of the Outstanding Amount of such Notes vote for an Asset Representations Review, the Indenture Trustee will promptly send an Asset Representations Review Notice to the Asset Representations Reviewer, the Issuing Entity and the Servicer at the address specified in Part III of Appendix A to the Receivables Purchase Agreement notifying the Asset Representations Reviewer that the Noteholders have requested the Asset Representations Review.
(e)    The Indenture Trustee shall reasonably cooperate with the Asset Representations Reviewer in the event an Asset Representations Review is commenced pursuant to this Section 12.2 and shall provide the Asset Representations Reviewer with any documents or other information in its possession and requested by the Asset Representations Reviewer in connection with the Asset Representations Review. The Indenture Trustee shall have no obligation to obtain missing information from any other party or source.
(f)    For the avoidance of doubt, the Indenture Trustee shall not be required to (i) give notice to Noteholders that or determine whether the Delinquency Percentage for any Distribution Date meets or exceeds the Delinquency Trigger or (ii) determine which assets are subject to an Asset Representations Review by the Asset Representations Reviewer.
[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

CRVNA 2026-P3
Indenture

IN WITNESS WHEREOF, the Issuing Entity, the Grantor Trust and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.
CARVANA AUTO RECEIVABLES TRUST 2026-P3

By:    BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee

By:    /s/ Dawn Plows____________________
Name: Dawn Plows
Title: Associate

CARVANA AUTO RECEIVABLES GRANTOR TRUST 2026-P3

By:    BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Grantor Trust Trustee

By:    /s/ Dawn Plows____________________
Name: Dawn Plows
Title: Associate

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:    /s/ Jeanine C. Casey__________________
Name: Jeanine C. Casey
Title: Vice President

[Signature Page to Indenture]
CRVNA 2026-P3 Indenture

EXHIBIT A
FORM OF CLASS A-1 / A-2 / A-3 / A-4 / B / C / D / N ASSET BACKED NOTES
[REGISTERED][RULE 144A]    Up to $[___]
NO. R-
CUSIP NO. ________
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
[THIS RULE 144A GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS RULE 144A GLOBAL NOTE (OR INTEREST THEREIN) THE HOLDER OF THIS RULE 144A GLOBAL NOTE (OR SUCH INTEREST) IF, OTHER THAN THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR, IS DEEMED TO REPRESENT TO THE DEPOSITOR AND THE INDENTURE TRUSTEE THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS RULE 144A GLOBAL NOTE (OR INTEREST THEREIN) FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS).
NO SALE, PLEDGE OR OTHER TRANSFER OF THIS RULE 144A GLOBAL NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR (ii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR
Exhibit A-1
CRVNA 2026-P3 Indenture

ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH
OTHERS ALSO ARE “QUALIFIED INSTITUTIONAL BUYERS”) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (iii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE IN THE EVENT THE NOTES ARE DEFINITIVE NOTES (A) THE INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE INDENTURE TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE INDENTURE TRUSTEE AND THE DEPOSITOR, AND (B) THE INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE SPONSOR, THE DEPOSITOR, THE ADMINISTRATOR, THE SERVICER, THE ISSUING ENTITY, THE INDENTURE TRUSTEE, THE GRANTOR TRUST TRUSTEE OR THE OWNER TRUSTEE) SATISFACTORY TO THE DEPOSITOR AND THE INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.]

[SOLELY FOR THE CLASS A, CLASS B, CLASS C AND CLASS D NOTES] [EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE OR A BENEFICIAL INTEREST THEREIN SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING OR HOLDING THE NOTE (OR BENEFICIAL INTEREST THEREIN) WITH THE ASSETS OF OR ON BEHALF OF (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION CODIFIED AT 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY OR ACCOUNT OR (D) A PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) THE ACQUISITION AND HOLDING OF THE NOTE (OR BENEFICIAL INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW.]
[SOLELY FOR THE CLASS N NOTES] [EACH CLASS N NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE OR A BENEFICIAL INTEREST THEREIN, SHALL BE DEEMED TO REPRESENT AND WARRANT THAT (I) IT IS NOT ACQUIRING OR HOLDING THE NOTE (OR BENEFICIAL INTEREST THEREIN) WITH THE ASSETS OF OR ON BEHALF OF (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE
Exhibit A-2
CRVNA 2026-P3 Indenture

INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (C) AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION CODIFIED AT 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY OR ACCOUNT, AND (II) EITHER (A) IT IS NOT ACQUIRING OR HOLDING THE NOTE (OR BENEFICIAL INTEREST THEREIN) WITH THE ASSETS OF OR ON BEHALF OF A PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) THE ACQUISITION AND HOLDING OF THE NOTE (OR BENEFICIAL INTEREST THEREIN) WILL NOT GIVE RISE TO A VIOLATION OF ANY SIMILAR LAW.]
EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUING ENTITY, THE OWNER TRUSTEE, THE NOTE REGISTRAR OR THE INDENTURE TRUSTEE ON THE NOTES OR UNDER THE INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION THEREWITH, AGAINST (i) THE INDENTURE TRUSTEE, THE NOTE REGISTRAR OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, (ii) THE DEPOSITOR OR ANY OTHER OWNER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY OR (iii) ANY PARTNER, OWNER, BENEFICIARY, AGENT, OFFICER, DIRECTOR OR EMPLOYEE OF THE INDENTURE TRUSTEE, THE NOTE REGISTRAR OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY, THE OWNER TRUSTEE, THE NOTE REGISTRAR OR THE INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE INDENTURE TRUSTEE, THE NOTE REGISTRAR OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.
EACH NOTEHOLDER OR NOTE OWNER, BY ITS ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE INDENTURE SUCH NOTEHOLDER OR NOTE OWNER WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE WITH RESPECT TO THE ISSUING ENTITY, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE DEPOSITOR OR THE ISSUING ENTITY TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENT AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW
Exhibit A-3
CRVNA 2026-P3 Indenture

OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR OR THE ISSUING ENTITY OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.
EACH NOTEHOLDER BY ACCEPTING A NOTE (OR ANY INTEREST THEREIN) ACKNOWLEDGES THAT SUCH PERSON’S NOTE (OR INTEREST THEREIN) REPRESENTS BENEFICIAL INTERESTS IN THE ISSUING ENTITY ONLY AND DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SPONSOR, THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE OWNER TRUSTEE, THE NOTE REGISTRAR, THE INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF AND NO RECOURSE, EITHER DIRECTLY OR INDIRECTLY, MAY BE HAD AGAINST SUCH PARTIES OR THEIR ASSETS, EXCEPT AS MAY BE EXPRESSLY SET FORTH OR CONTEMPLATED IN THE TRANSACTION DOCUMENTS. EACH NOTEHOLDER BY THE ACCEPTANCE OF A NOTE (OR BENEFICIAL INTEREST THEREIN) AGREES THAT EXCEPT AS EXPRESSLY PROVIDED IN THE TRANSACTION DOCUMENTS, IN THE EVENT OF NONPAYMENT OF ANY AMOUNTS WITH RESPECT TO THE NOTES, IT SHALL HAVE NO CLAIM AGAINST ANY OF THE SPONSOR, THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE OWNER TRUSTEE, THE NOTE REGISTRAR, THE INDENTURE TRUSTEE OR ANY AFFILIATE FOR ANY DEFICIENCY, LOSS OR CLAIM THEREFROM. IN THE EVENT THAT ANY OF THE FOREGOING COVENANTS OF EACH NOTEHOLDER IS PROHIBITED BY, OR DECLARED ILLEGAL OR OTHERWISE UNENFORCEABLE AGAINST ANY SUCH NOTEHOLDER UNDER APPLICABLE LAW BY ANY COURT OR OTHER AUTHORITY OF COMPETENT JURISDICTION, AND, AS A RESULT, A NOTEHOLDER IS DEEMED TO HAVE AN INTEREST IN ANY ASSETS OF THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR OTHER THAN THE ISSUING ENTITY, EACH NOTEHOLDER AGREES THAT (I) ITS CLAIM AGAINST ANY SUCH OTHER ASSETS SHALL BE, AND HEREBY IS, SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THE RIGHTS OF OTHER PERSONS TO WHOM RIGHTS IN THE OTHER ASSETS HAVE BEEN EXPRESSLY GRANTED, INCLUDING TO THE PAYMENT IN FULL OF ALL AMOUNTS OWING TO SUCH ENTITLED PERSONS, AND (II) THE COVENANT SET FORTH IN THE PRECEDING CLAUSE (I) CONSTITUTES A “SUBORDINATION AGREEMENT” WITHIN THE MEANING OF, AND SUBJECT TO, SECTION 510(A) OF THE BANKRUPTCY CODE.
EACH NOTEHOLDER OR NOTE OWNER (EXCEPT A NOTEHOLDER WHICH IS CONSIDERED FOR U.S. FEDERAL INCOME TAX PURPOSES THE ISSUER OF THE NOTE (OR IS DISREGARDED AS AN ENTITY SEPARATE FROM SUCH ISSUER)), BY ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, EXPRESSES ITS INTENTION THAT THIS NOTE QUALIFIES UNDER APPLICABLE TAX LAW AS INDEBTEDNESS SECURED BY THE COLLATERAL AND, UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE NOTES AS INDEBTEDNESS SECURED BY THE COLLATERAL FOR THE PURPOSE OF U.S. FEDERAL INCOME TAXES, STATE
Exhibit A-4
CRVNA 2026-P3 Indenture

AND LOCAL INCOME AND FRANCHISE TAXES, AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS RECEIPTS OR GROSS OR NET INCOME.
[[SOLELY FOR THE CLASS N NOTES][NO TRANSFER (OR PURPORTED TRANSFER) OF ALL OR ANY PART OF A NOTE (OR ANY BENEFICIAL INTEREST THEREIN) SHALL BE EFFECTIVE UNLESS, PRIOR TO AND AS A CONDITION TO EACH SUCH TRANSFER, THE PROSPECTIVE TRANSFEREE (INCLUDING THE INITIAL BENEFICIAL OWNER AS THE INITIAL TRANSFEREE) AND ANY SUBSEQUENT TRANSFEREE REPRESENTS AND WARRANTS, IN WRITING TO THE INDENTURE TRUSTEE, THE DEPOSITOR AND ANY OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, THAT: (A) EITHER (I) IT IS NOT AND WILL NOT BECOME FOR U.S. FEDERAL INCOME TAX PURPOSES A PARTNERSHIP, SUBCHAPTER S CORPORATION OR GRANTOR TRUST (OR A DISREGARDED ENTITY THE SINGLE OWNER OF WHICH IS ANY OF THE FOREGOING) (EACH SUCH ENTITY A “FLOW-THROUGH ENTITY”) OR (II) IF IT IS OR BECOMES A FLOW-THROUGH ENTITY, THEN (X) NONE OF THE DIRECT OR INDIRECT BENEFICIAL OWNERS OF ANY OF THE INTERESTS IN SUCH FLOW-THROUGH ENTITY HAS OR EVER WILL HAVE MORE THAN 50% OF THE VALUE OF ITS INTEREST IN SUCH FLOW-THROUGH ENTITY ATTRIBUTABLE TO THE INTEREST OF SUCH FLOW-THROUGH ENTITY IN THE NOTES, OTHER INTEREST (DIRECT OR INDIRECT) IN THE ISSUING ENTITY, OR ANY INTEREST CREATED UNDER THE INDENTURE AND (Y) IT IS NOT AND WILL NOT BE A PRINCIPAL PURPOSE OF THE ARRANGEMENT INVOLVING THE INVESTMENT OF SUCH FLOW-THROUGH ENTITY IN ANY NOTE TO PERMIT ANY PARTNERSHIP TO SATISFY THE 100 PARTNER LIMITATION OF SECTION 1.7704-1(H)(1)(II) OF THE TREASURY REGULATIONS NECESSARY FOR SUCH PARTNERSHIP NOT TO BE CLASSIFIED AS A PUBLICLY TRADED PARTNERSHIP UNDER THE CODE, AND (B) IT DOES NOT AND WILL NOT BENEFICIALLY OWN A NOTE (OR ANY BENEFICIAL INTEREST THEREIN) IN AN AMOUNT THAT IS LESS THAN THE MINIMUM DENOMINATION FOR SUCH NOTE, ANY TRANSFER OF A NOTE (OR ANY BENEFICIAL INTEREST THEREIN) THAT DOES NOT COMPLY WITH THE FOREGOING REQUIREMENTS WILL BE DEEMED NULL AND VOID AB INITIO. IF AT ANY TIME, THE ISSUING ENTITY DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH NOTE OR BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE ISSUING ENTITY AND THE INDENTURE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN SUCH NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUING ENTITY.]]
[SOLELY FOR THE NOTES ISSUED WITH OID] [FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS NOTE BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO THE ADMINISTRATOR.]
Exhibit A-5
CRVNA 2026-P3 Indenture

[Insert additional legends, as applicable]
Exhibit A-6
CRVNA 2026-P3 Indenture

CARVANA AUTO RECEIVABLES TRUST 2026-P3
CLASS [__] [__]% ASSET BACKED NOTES
CARVANA AUTO RECEIVABLES TRUST 2026-P3, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of up to [________] DOLLARS ($[_________]) or such lesser outstanding amount as may be payable in accordance with the Indenture dated as of August 25, 2026 (such indenture, as amended or supplemented, is herein called the “Indenture”), among the Issuing Entity, Carvana Auto Receivables Grantor Trust 2026-P3 (the “Grantor Trust”), and Computershare Trust Company, National Association, as indenture trustee (the “Indenture Trustee,” which term includes any successor trustee under the Indenture), on each Distribution Date, in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is the initial principal amount hereof and the denominator of which is the aggregate initial principal amount for this Class of Note by (ii) the aggregate amount, if any, payable on such Distribution Date from the Note Distribution Account in respect of principal on this Class of Note pursuant to Sections 2.7, 3.1 and 8.2(c) of the Indenture; [SOLELY FOR THE CLASS N NOTES: provided, however, that the amount paid to this Note under Section 2.7(b)(xvi) of the Indenture will not exceed the Subordinate Distributable Amount for such Distribution Date;] provided, however, that the entire unpaid principal amount of this Note shall be due and payable on [___] (the “Final Scheduled Distribution Date”) unless this Note is earlier redeemed pursuant to Section 10.1 of the Indenture, in which case such unpaid principal amount shall be due on the Redemption Date]. The Issuing Entity shall pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date (or, for the initial Distribution Date, the outstanding principal balance on the Closing Date)). Interest on this Note shall accrue from and including the Closing Date and shall be payable on each Distribution Date in an amount equal to the Note Class Interest Distributable Amount for such Distribution Date for this Note. Interest shall be computed on the basis of [Solely for the Class A-1 Notes][the actual number of days elapsed during the period for which interest is payable and a 360-day year] [For the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes, Class D Notes and Class N Notes] [a 360-day year of twelve 30-day months (or, in the case of the initial Distribution Date, from and including the Closing Date, a 15-day period)]. Such principal of and interest on this Note shall be paid in the manner specified in the Indenture. All interest payments on this Class of Notes on any Distribution Date shall be made pro rata to the Noteholders of such Class entitled thereto.
The principal of and interest on this Note are payable in such coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
Unless the certificate of authentication hereon has been executed by an authorized officer of the Indenture Trustee, by manual or facsimile signature, this Note shall not entitle the Holder hereof to any benefit under the Indenture or be valid for any purpose.
Exhibit A-7
CRVNA 2026-P3 Indenture

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class [__] [__]% Asset Backed Notes (herein called this “Note”), issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Noteholders. This Class of Note is one of several duly authorized Classes of Notes of the Issuing Entity issued pursuant to the Indenture (collectively, as to all Notes of all such Classes, the “Notes”). The Notes are governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof), to which Indenture the Holder of this Note by virtue of acceptance hereof assents and by which such Holder is bound. All capitalized terms used and not otherwise defined in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.
The Notes issued pursuant to the Indenture are and shall be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.
[SOLELY FOR THE CLASS A, CLASS B, CLASS C AND CLASS D NOTES] [Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, shall be deemed to represent and warrant that either (i) it is not acquiring or holding the Note (or beneficial interest therein) with the assets of or on behalf of (a) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to the provisions of Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (c) an entity or account whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor regulation codified at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of investment by an employee benefit plan or plan in such entity or account or (d) a plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) the acquisition and holding of the Note (or beneficial interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law].
[SOLELY FOR THE CLASS N NOTES] [Each Class N Noteholder or Note Owner, by acceptance of this Note or a beneficial interest therein, shall be deemed to represent and warrant that (I) it is not acquiring or holding the Note (or beneficial interest therein) with the assets of or on behalf of (A) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to the provisions of Title I of ERISA, (B) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (C) an entity or account whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation codified at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of investment by an employee benefit plan or plan in such entity or account and (II) either (A) it is not acquiring or holding the Note (or beneficial interest therein) with the assets of or on behalf of a plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”), or (B) the acquisition and holding of the Note (or beneficial interest therein) will not give rise to a violation of any Similar Law.]
Exhibit A-8
CRVNA 2026-P3 Indenture

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Grantor Trust, the Grantor Trust Trustee, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Owner Trustee or the Grantor Trust Trustee in their individual capacities, (ii) the Depositor or any other owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Owner Trustee or the Grantor Trust Trustee in their individual capacities, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee, the Grantor Trust Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee, the Owner Trustee or the Grantor Trust Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner shall not, prior to the date which is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause the Depositor, the Grantor Trust or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor, the Grantor Trust or the Issuing Entity under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor, the Grantor Trust or the Issuing Entity or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity under any federal or State bankruptcy or insolvency proceeding.
Each Noteholder or holder of an interest in this Note, by acceptance of this Note or such interest therein, agrees to provide to the Indenture Trustee, any Paying Agent or the Issuing Entity, as applicable, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each Noteholder or holder of an interest in this Note, by acceptance of this Note or such interest therein, agrees that the Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in this Note that fails to comply with the requirements of the preceding sentence.
[[SOLELY FOR THE CLASS N NOTES][Each Noteholder or Note Owner or beneficial owner of this Class N Note represents and agrees that (i) either (A) it is not and will not become for U.S. federal income tax purposes a partnership, subchapter S corporation or grantor trust (or a disregarded entity the single owner of which is any of the foregoing) (each such entity a “Flow-Through Entity”) or (B) if it is or becomes a Flow-Through Entity, then (1) none of the direct or indirect beneficial owners of any of the interests in such Flow-Through Entity has or ever shall have more than 50% of the value of its interest in such Flow-Through Entity attributable to the interest of such Flow-Through Entity in the Notes, other interest (direct or indirect) in the Issuing
Exhibit A-9
CRVNA 2026-P3 Indenture

Entity, or any interest created under the Indenture and (2) it is not and will not be a principal purpose of the arrangement involving the investment of such Flow-Through Entity in any Note to permit any partnership to satisfy the 100 partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such partnership not to be classified as a publicly traded partnership under the Code, and (ii) it shall not transfer such Notes to a Flow-Through Entity (other than a Flow-Through Entity described in subpart (i)(A) above).
Each Noteholder or Note Owner or beneficial owner of an interest in a Class N Note, by acceptance of a Class N Note or interest therein, represents and agrees that it shall not acquire or transfer such Class N Note (or any interest therein) or cause such Class N Note (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.
Each Noteholder or Note Owner or beneficial owner of an interest in a Class N Note, by acceptance of such Class N Note or interest therein, represents and agrees that, as a result of its own activities separate from those of the Issuing Entity, it would not be required to treat income from such Class N Note as effectively connected to a United States trade or business of a person that is not a United States person (within the meaning of Section 7701(a)(30) of the Code), and it further acknowledges that no purchaser or beneficial owner of such Class N Note shall provide the Issuing Entity with either an IRS Form W-8ECI (or successor form) or an IRS Form W-8IMY (or successor form) to which an IRS Form W-8ECI (or successor form) is attached (either directly or as part of another form attached to such IRS Form W-8IMY).
Each Noteholder or Note Owner or beneficial owner of an interest in a Class N Note, by acceptance of such Class N Note or interest therein, represents and agrees that if such Class N Note is required to be treated other than as described under the Indenture, then such Noteholder or Note Owner shall agree to the designation made pursuant to the Trust Agreement of the partnership representative (and the tax matters partner for any applicable state or local tax purposes) of any partnership in which such Noteholder or Note Owner is deemed to be a partner under Section 6223(a) of the Code (and any corresponding provision of state law) and any applicable Treasury Regulations thereunder.
Each Noteholder or Note Owner or beneficial owner of an interest in a Class N Note, by acceptance of such Class N Note or interest therein, (A) represents and agrees that it shall provide to the Administrator on behalf of the Issuing Entity and the depositor any further information required by the Issuing Entity to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law), (B) if such Noteholder is not the beneficial owner of such Class N Note, the beneficial owner of such Class N Note shall provide to the Administrator on behalf of the Issuing Entity and the Depositor any further information required by the Issuing Entity to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law) and, to the extent the Issuing Entity determines such appointment necessary for it to make an election under Section 6226(a) of the Code (or any corresponding provision of state law), hereby appoints the Noteholder as its agent for purposes of receiving any notifications or
Exhibit A-10
CRVNA 2026-P3 Indenture

information pursuant to the notice requirements under Section 6226(a)(2) of the Code (and any corresponding provision of state law) and (C) to the extent applicable, each Noteholder and Note Owner of such Class N Notes shall hold the Issuing Entity and its affiliates harmless for any expenses or losses (i) resulting from a beneficial owner of such Class N Note not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Code (or any corresponding provision of state law) or (ii) that the Issuing Entity or its affiliates may suffer that are attributable to the management or defense of an audit under Sections 6221 through 6241 of the Code (or any corresponding provision of state law) or otherwise due to actions it takes with respect to and to comply with the rules under Sections 6221 through 6241 of the Code (or any corresponding provision of state law).]
Each Noteholder by accepting this Note (or any interest therein) acknowledges that such Person’s Note (or interest therein) represents an obligation of the Issuing Entity only and does not represent interests in or obligations of the Grantor Trust, the Depositor, the Servicer, the Administrator, the Owner Trustee, the Grantor Trust Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Transaction Documents. Each Noteholder by the acceptance of this Note (or beneficial interest therein) agrees that except as expressly provided in the Transaction Documents, in the event of nonpayment of any amounts with respect to this Class of Notes, it shall have no claim against any of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee, the Grantor Trust Trustee or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Noteholder is prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity, each Noteholder agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.
Each Noteholder, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, expresses its intention that this Note qualifies under applicable tax law as indebtedness secured by the Collateral and, unless otherwise required by appropriate taxing authorities, agrees to treat this Note as indebtedness secured by the Collateral for the purpose of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.
Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not
Exhibit A-11
CRVNA 2026-P3 Indenture

this Note shall be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of all the Holders of this Class of Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class or the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.
The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the Indenture.
The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate with or into another person, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.
The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THE INDENTURE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.
Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither the Depositor, the Servicer, the Indenture Trustee, the Grantor Trust Trustee nor the Owner Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuing Entity, nor any of their respective partners, beneficiaries, agents, officers, directors,
Exhibit A-12
CRVNA 2026-P3 Indenture

employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee solely as the Owner Trustee in the assets of the Issuing Entity. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to herein or be valid or obligatory for any purpose.
Exhibit A-13
CRVNA 2026-P3 Indenture

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: ___________, 2026
CARVANA AUTO RECEIVABLES TRUST 2026-P3
By:    BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee

By:    ____________________________________
Name:
Title:

Exhibit A-14
CRVNA 2026-P3 Indenture

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes designed above and referred to in the within-mentioned Indenture.
COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:     ____________________________________
Name:
Title:

Exhibit A-15
CRVNA 2026-P3 Indenture

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee
_________________________________
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
______________________________________________________________

______________________________________________________________
            (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________, as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________________    __________________________________3

                        Signature Guaranteed:

_________________________    __________________________________

3     NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.
Exhibit A-16
CRVNA 2026-P3 Indenture

EXHIBIT B
FORM OF CLASS XS NOTES
RULE 144A    Up to [_______] units
NO. R-
CUSIP NO. ________
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE AMOUNTS DUE ON THIS NOTE ARE PAYABLE AS SET FORTH HEREIN, ACCORDINGLY, THE OUTSTANDING AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
THIS RULE 144A GLOBAL CLASS XS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS RULE 144A GLOBAL CLASS XS NOTE (OR INTEREST THEREIN) THE HOLDER OF THIS RULE 144A GLOBAL CLASS XS NOTE (OR SUCH INTEREST) IF, OTHER THAN THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR, IS DEEMED TO REPRESENT TO THE DEPOSITOR AND THE INDENTURE TRUSTEE THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS RULE 144A GLOBAL CLASS XS NOTE (OR INTEREST THEREIN) FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS).
NO SALE, PLEDGE OR OTHER TRANSFER OF THIS RULE 144A GLOBAL CLASS XS NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE IS MADE TO THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR (ii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS
Exhibit B-1
CRVNA 2026-P3 Indenture

(WHICH OTHERS ALSO ARE “QUALIFIED INSTITUTIONAL BUYERS”) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,OR (iii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE IN THE EVENT THE NOTES ARE DEFINITIVE NOTES (A) THE INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE INDENTURE TRUSTEE AND THE DEPOSITOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE INDENTURE TRUSTEE AND THE DEPOSITOR, AND (B) THE INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE SPONSOR, THE DEPOSITOR, THE ADMINISTRATOR, THE SERVICER, THE ISSUING ENTITY, THE INDENTURE TRUSTEE, THE GRANTOR TRUST TRUSTEE OR THE OWNER TRUSTEE) SATISFACTORY TO THE DEPOSITOR AND THE INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.
EACH CLASS XS NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE OR A BENEFICIAL INTEREST THEREIN, SHALL BE DEEMED TO REPRESENT AND WARRANT THAT (I) IT IS NOT ACQUIRING OR HOLDING THE NOTE (OR BENEFICIAL INTEREST THEREIN) WITH THE ASSETS OF OR ON BEHALF OF (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (C) AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION CODIFIED AT 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA) BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY OR ACCOUNT, AND (II) EITHER (A) IT IS NOT ACQUIRING OR HOLDING THE NOTE (OR BENEFICIAL INTEREST THEREIN) WITH THE ASSETS OF OR ON BEHALF OF A PLAN THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) THE ACQUISITION AND HOLDING OF THE NOTE (OR BENEFICIAL INTEREST THEREIN) WILL NOT GIVE RISE TO A VIOLATION OF ANY SIMILAR LAW.
EACH CLASS XS NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A CLASS XS NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUING ENTITY, THE OWNER TRUSTEE, THE GRANTOR TRUST, THE GRANTOR TRUST TRUSTEE OR THE INDENTURE TRUSTEE ON THE CLASS XS NOTES OR UNDER THE INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED
Exhibit B-2
CRVNA 2026-P3 Indenture

IN CONNECTION THEREWITH, AGAINST (i) THE INDENTURE TRUSTEE, THE GRANTOR TRUST TRUSTEE OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, (ii) THE DEPOSITOR OR ANY OTHER OWNER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY OR (iii) ANY PARTNER, OWNER, BENEFICIARY, AGENT, OFFICER, DIRECTOR OR EMPLOYEE OF THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY, THE OWNER TRUSTEE, THE GRANTOR TRUST TRUSTEE OR THE INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE INDENTURE TRUSTEE, THE GRANTOR TRUST TRUSTEE OR THE OWNER TRUSTEE IN THEIR INDIVIDUAL CAPACITIES, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.
EACH CLASS XS NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A CLASS XS NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, ACKNOWLEDGES AND AGREES THAT THE ONLY SOURCE OF PAYMENT ON SUCH CLASS XS NOTES WILL BE THE RELATED EXCESS SERVICING STRIP AMOUNT, IF ANY, PAYABLE PURSUANT TO THE TRANSACTION DOCUMENTS.
EACH CLASS XS NOTEHOLDER OR NOTE OWNER, BY ITS ACCEPTANCE OF A CLASS XS NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A CLASS XS NOTE, COVENANTS AND AGREES THAT BY ACCEPTING THE BENEFITS OF THE INDENTURE SUCH CLASS XS NOTEHOLDER OR NOTE OWNER WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE INDENTURE WITH RESPECT TO THE ISSUING ENTITY, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE DEPOSITOR OR THE ISSUING ENTITY TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENT AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE DEPOSITOR OR THE ISSUING ENTITY OR ANY SUBSTANTIAL PART OF THE PROPERTY OF EITHER OF THEM, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE DEPOSITOR OR THE ISSUING ENTITY UNDER ANY FEDERAL OR STATE BANKRUPTCY OR INSOLVENCY PROCEEDING.
EACH CLASS XS NOTEHOLDER BY ACCEPTING A CLASS XS NOTE (OR ANY INTEREST THEREIN) ACKNOWLEDGES THAT SUCH PERSON’S CLASS XS NOTE (OR INTEREST THEREIN) REPRESENTS BENEFICIAL INTERESTS IN THE ISSUING ENTITY ONLY AND DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE GRANTOR TRUST, THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR,
Exhibit B-3
CRVNA 2026-P3 Indenture

THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE GRANTOR TRUST TRUSTEE OR ANY AFFILIATE THEREOF AND NO RECOURSE, EITHER DIRECTLY OR INDIRECTLY, MAY BE HAD AGAINST SUCH PARTIES OR THEIR ASSETS, EXCEPT AS MAY BE EXPRESSLY SET FORTH OR CONTEMPLATED IN THE TRANSACTION DOCUMENTS. EACH CLASS XS NOTEHOLDER BY THE ACCEPTANCE OF A NOTE (OR BENEFICIAL INTEREST THEREIN) AGREES THAT EXCEPT AS EXPRESSLY PROVIDED IN THE TRANSACTION DOCUMENTS, IN THE EVENT OF NONPAYMENT OF ANY AMOUNTS WITH RESPECT TO THE NOTES, IT SHALL HAVE NO CLAIM AGAINST ANY OF THE GRANTOR TRUST, THE DEPOSITOR, THE SERVICER, THE ADMINISTRATOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE GRANTOR TRUST TRUSTEE OR ANY AFFILIATE FOR ANY DEFICIENCY, LOSS OR CLAIM THEREFROM. IN THE EVENT THAT ANY OF THE FOREGOING COVENANTS OF EACH CLASS XS NOTEHOLDER IS PROHIBITED BY, OR DECLARED ILLEGAL OR OTHERWISE UNENFORCEABLE AGAINST ANY SUCH CLASS XS NOTEHOLDER UNDER APPLICABLE LAW BY ANY COURT OR OTHER AUTHORITY OF COMPETENT JURISDICTION, AND, AS A RESULT, A CLASS XS NOTEHOLDER IS DEEMED TO HAVE AN INTEREST IN ANY ASSETS OF THE DEPOSITOR OR ANY AFFILIATE OF THE DEPOSITOR OTHER THAN THE ISSUING ENTITY, EACH CLASS XS NOTEHOLDER AGREES THAT (I) ITS CLAIM AGAINST ANY SUCH OTHER ASSETS SHALL BE, AND HEREBY IS, SUBJECT AND SUBORDINATE IN ALL RESPECTS TO THE RIGHTS OF OTHER PERSONS TO WHOM RIGHTS IN THE OTHER ASSETS HAVE BEEN EXPRESSLY GRANTED, INCLUDING TO THE PAYMENT IN FULL OF ALL AMOUNTS OWING TO SUCH ENTITLED PERSONS, AND (II) THE COVENANT SET FORTH IN THE PRECEDING CLAUSE (I) CONSTITUTES A “SUBORDINATION AGREEMENT” WITHIN THE MEANING OF, AND SUBJECT TO, SECTION 510(A) OF THE BANKRUPTCY CODE.
EACH CLASS XS NOTEHOLDER OR NOTE OWNER (EXCEPT A CLASS XS NOTEHOLDER WHICH IS CONSIDERED FOR U.S. FEDERAL INCOME TAX PURPOSES THE ISSUER OF THE NOTE (OR IS DISREGARDED AS AN ENTITY SEPARATE FROM SUCH ISSUER)), BY ACCEPTANCE OF A CLASS XS NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A CLASS XS NOTE, EXPRESSES ITS INTENTION THAT THIS CLASS XS NOTE QUALIFIES UNDER APPLICABLE TAX LAW AS INDEBTEDNESS SECURED BY THE COLLATERAL AND, UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE CLASS XS NOTES AS INDEBTEDNESS SECURED BY THE COLLATERAL FOR THE PURPOSE OF FEDERAL INCOME TAXES, STATE AND LOCAL INCOME AND FRANCHISE TAXES, AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS RECEIPTS OR GROSS OR NET INCOME.
NO TRANSFER (OR PURPORTED TRANSFER) OF ALL OR ANY PART OF A NOTE (OR ANY BENEFICIAL INTEREST THEREIN) SHALL BE EFFECTIVE UNLESS, PRIOR TO AND AS A CONDITION TO EACH SUCH TRANSFER, THE PROSPECTIVE TRANSFEREE (INCLUDING THE INITIAL BENEFICIAL OWNER AS THE INITIAL TRANSFEREE) AND ANY SUBSEQUENT TRANSFEREE REPRESENTS AND
Exhibit B-4
CRVNA 2026-P3 Indenture

WARRANTS, IN WRITING TO THE INDENTURE TRUSTEE, THE DEPOSITOR AND ANY OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, THAT: (A) EITHER (I) IT IS NOT AND WILL NOT BECOME FOR U.S. FEDERAL INCOME TAX PURPOSES A PARTNERSHIP, SUBCHAPTER S CORPORATION OR GRANTOR TRUST (OR A DISREGARDED ENTITY THE SINGLE OWNER OF WHICH IS ANY OF THE FOREGOING) (EACH SUCH ENTITY A “FLOW-THROUGH ENTITY”) OR (II) IF IT IS OR BECOMES A FLOW-THROUGH ENTITY, THEN (X) NONE OF THE DIRECT OR INDIRECT BENEFICIAL OWNERS OF ANY OF THE INTERESTS IN SUCH FLOW-THROUGH ENTITY HAS OR EVER WILL HAVE MORE THAN 50% OF THE VALUE OF ITS INTEREST IN SUCH FLOW-THROUGH ENTITY ATTRIBUTABLE TO THE INTEREST OF SUCH FLOW-THROUGH ENTITY IN THE NOTES, OTHER INTEREST (DIRECT OR INDIRECT) IN THE ISSUING ENTITY, OR ANY INTEREST CREATED UNDER THE INDENTURE AND (Y) IT IS NOT AND WILL NOT BE A PRINCIPAL PURPOSE OF THE ARRANGEMENT INVOLVING THE INVESTMENT OF SUCH FLOW-THROUGH ENTITY IN ANY NOTE TO PERMIT ANY PARTNERSHIP TO SATISFY THE 100 PARTNER LIMITATION OF SECTION 1.7704-1(H)(1)(II) OF THE TREASURY REGULATIONS NECESSARY FOR SUCH PARTNERSHIP NOT TO BE CLASSIFIED AS A PUBLICLY TRADED PARTNERSHIP UNDER THE CODE, AND (B) IT DOES NOT AND WILL NOT BENEFICIALLY OWN A NOTE (OR ANY BENEFICIAL INTEREST THEREIN) IN AN AMOUNT THAT IS LESS THAN THE MINIMUM DENOMINATION FOR SUCH NOTE, ANY TRANSFER OF A NOTE (OR ANY BENEFICIAL INTEREST THEREIN) THAT DOES NOT COMPLY WITH THE FOREGOING REQUIREMENTS WILL BE DEEMED NULL AND VOID AB INITIO. IF AT ANY TIME, THE ISSUING ENTITY DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH NOTE OR BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE ISSUING ENTITY AND THE INDENTURE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN SUCH NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUING ENTITY.
[Insert additional legends, as applicable]

Exhibit B-5
CRVNA 2026-P3 Indenture

CARVANA AUTO RECEIVABLES TRUST 2026-P3
CLASS XS NOTES
CARVANA AUTO RECEIVABLES TRUST 2026-P3, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to Cede & Co., or registered assigns, payable in accordance with the Indenture dated as of August 25, 2026 (such indenture, as amended or supplemented, is herein called the “Indenture”), among the Issuing Entity, Carvana Auto Receivables Grantor Trust 2026-P3 (the “Grantor Trust”), and Computershare Trust Company, National Association, as indenture trustee (the “Indenture Trustee,” which term includes any successor trustee under the Indenture), on each Distribution Date, in an amount equal to the Excess Servicing Strip Amount, if any, payable on such Distribution Date from the Note Distribution Account in respect of this Class XS Note pursuant to Sections 2.7, 3.1 and 8.2(c) of the Indenture; provided, however, that the aggregate amount payable on each Distribution Date on the Rule 144A Global Note shall not exceed the Excess Servicing Strip Amount, if any, payable on such Distribution Date from the Note Distribution Account in respect of the Class XS Notes pursuant to Sections 2.7, 3.1 and 8.2(c) of the Indenture. Such amounts payable on this Note shall be paid in the manner specified in the Indenture. All payments on this Class of Notes on any Distribution Date shall be made pro rata to the Noteholders of such Class entitled thereto.
The amounts due on this Note are payable in such coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts.
Unless the certificate of authentication hereon has been executed by an authorized officer of the Indenture Trustee, by manual or facsimile signature, this Note shall not entitle the Holder hereof to any benefit under the Indenture or be valid for any purpose.
This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class XS Notes (herein called this “Class XS Note”), issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Noteholders. This Class XS Note is one of several duly authorized Classes of Notes of the Issuing Entity issued pursuant to the Indenture (collectively, as to all Notes of all such Classes, the “Notes”). The Notes are governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof), to which Indenture the Holder of this Class XS Note by virtue of acceptance hereof assents and by which such Holder is bound. All capitalized terms used and not otherwise defined in this Class XS Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.
The Notes issued pursuant to the Indenture are and shall be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.
Each Class XS Noteholder or Note Owner, by acceptance of a Class XS Note or, in the case of a Note Owner, a beneficial interest in a Class XS Note, shall be deemed to represent and warrant that (i) it is not acquiring or holding the Note (or beneficial interest therein) with the assets of or
Exhibit B-6
CRVNA 2026-P3 Indenture

on behalf of (a) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to the provisions of Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (c) an entity or account whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation codified at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of investment by an employee benefit plan or plan in such entity or account, and (ii) either (a) it is not acquiring or holding the Note (or beneficial interest therein) with the assets of or on behalf of a plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (b) the acquisition and holding of the Note (or beneficial interest therein) will not give rise to a violation of any Similar Law.
Each Noteholder or Note Owner, by acceptance of a Class XS Note or, in the case of a Note Owner, a beneficial interest in a Class XS Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Grantor Trust, the Grantor Trust Trustee, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Owner Trustee or the Grantor Trust Trustee in their individual capacities, (ii) the Depositor or any other owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Owner Trustee or the Grantor Trust Trustee in their individual capacities, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee, the Grantor Trust Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee, the Owner Trustee or the Grantor Trust Trustee in their individual capacities, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
Each Noteholder or Note Owner, by acceptance of a Class XS Note or, in the case of a Note Owner, a beneficial interest in a Class XS Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder or Note Owner shall not, prior to the date which is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause the Depositor, the Grantor Trust or the Issuing Entity to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor, the Grantor Trust or the Issuing Entity under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor, the Grantor Trust or the Issuing Entity or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuing Entity under any federal or State bankruptcy or insolvency proceeding.
Each Noteholder or holder of an interest in a Class XS Note, by acceptance of such Class XS Note or such interest therein, agrees to provide to the Indenture Trustee, any Paying Agent or the Issuing Entity, as applicable, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information. In addition, each
Exhibit B-7
CRVNA 2026-P3 Indenture

Noteholder or holder of an interest in a Class XS Note, by acceptance of a Class XS Note or such interest therein, agrees that the Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Class XS Note that fails to comply with the requirements of the preceding sentence.
Each Noteholder or Note Owner or beneficial owner of this Class XS Note represents and agrees that (i) either (A) it is not and will not become for U.S. federal income tax purposes a partnership, subchapter S corporation or grantor trust (or a disregarded entity the single owner of which is any of the foregoing) (each such entity a “Flow-Through Entity”) or (B) if it is or becomes a Flow-Through Entity, then (1) none of the direct or indirect beneficial owners of any of the interests in such Flow-Through Entity has or ever shall have more than 50% of the value of its interest in such Flow-Through Entity attributable to the interest of such Flow-Through Entity in the Notes, other interest (direct or indirect) in the Issuing Entity, or any interest created under the Indenture and (2) it is not and will not be a principal purpose of the arrangement involving the investment of such Flow-Through Entity in any Note to permit any partnership to satisfy the 100 partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such partnership not to be classified as a publicly traded partnership under the Code, and (ii) it shall not transfer such Notes to a Flow-Through Entity (other than a Flow-Through Entity described in subpart (i)(A) above).
Each Noteholder or Note Owner or beneficial owner of an interest in a Class XS Note, by acceptance of such Class XS Note or interest therein, represents and agrees that it shall not acquire or transfer such Class XS Note (or any interest therein) or cause such Class XS Note (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.
Each Noteholder or Note Owner or beneficial owner of an interest in a Class XS Note, by acceptance of such Class XS Note or interest therein, represents and agrees that, as a result of its own activities separate from those of the Issuing Entity, it would not be required to treat income from such Class XS Note as effectively connected to a United States trade or business of a person that is not a United States person (within the meaning of Section 7701(a)(30) of the Code), and it further acknowledges that no purchaser or beneficial owner of such Class XS Note shall provide the Issuing Entity with either an IRS Form W-8ECI (or successor form) or an IRS Form W-8IMY (or successor form) to which an IRS Form W-8ECI (or successor form) is attached (either directly or as part of another form attached to such IRS Form W-8IMY).
Each Noteholder or Note Owner or beneficial owner of an interest in a Class XS Note, by acceptance of such Class XS Note or interest therein, represents and agrees that if such Class XS Note is required to be treated other than as described under the Indenture, then such Noteholder or Note Owner shall agree to the designation made pursuant to the Trust Agreement of the partnership representative (and the tax matters partner for any applicable state or local tax purposes) of any partnership in which such Noteholder or Note Owner is deemed to be a partner
Exhibit B-8
CRVNA 2026-P3 Indenture

under Section 6223(a) of the Code (and any corresponding provision of state law) and any applicable Treasury Regulations thereunder.
Each Noteholder or Note Owner or beneficial owner of an interest in a Class XS Note, by acceptance of such Class XS Note or interest therein, (A) represents and agrees that it shall provide to the Administrator on behalf of the Issuing Entity and the depositor any further information required by the Issuing Entity to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law), (B) if such Noteholder is not the beneficial owner of such Class XS Note, the beneficial owner of such Class XS Note shall provide to the Administrator on behalf of the Issuing Entity and the Depositor any further information required by the Issuing Entity to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law) and, to the extent the Issuing Entity determines such appointment necessary for it to make an election under Section 6226(a) of the Code (or any corresponding provision of state law), hereby appoints the Noteholder as its agent for purposes of receiving any notifications or information pursuant to the notice requirements under Section 6226(a)(2) of the Code (and any corresponding provision of state law) and (C) to the extent applicable, each Noteholder and Note Owner of such Class XS Notes shall hold the Issuing Entity and its affiliates harmless for any expenses or losses (i) resulting from a beneficial owner of such Class XS Note not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Code (or any corresponding provision of state law) or (ii) that the Issuing Entity or its affiliates may suffer that are attributable to the management or defense of an audit under Sections 6221 through 6241 of the Code (or any corresponding provision of state law) or otherwise due to actions it takes with respect to and to comply with the rules under Sections 6221 through 6241 of the Code (or any corresponding provision of state law).
Each Noteholder by accepting a Class XS Note (or any interest therein) acknowledges that such Person’s Class XS Note (or interest therein) represents an obligation of the Issuing Entity only and does not represent interests in or obligations of the Grantor Trust, the Depositor, the Servicer, the Administrator, the Owner Trustee, the Grantor Trust Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Transaction Documents. Each Noteholder by the acceptance of a Class XS Note (or beneficial interest therein) agrees that except as expressly provided in the Transaction Documents, in the event of nonpayment of any amounts with respect to the Class XS Notes, it shall have no claim against any of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee, the Grantor Trust Trustee or any Affiliate for any deficiency, loss or claim therefrom. In the event that any of the foregoing covenants of each Noteholder is prohibited by, or declared illegal or otherwise unenforceable against any such Noteholder under applicable law by any court or other authority of competent jurisdiction, and, as a result, a Noteholder is deemed to have an interest in any assets of the Depositor or any Affiliate of the Depositor other than the Issuing Entity, each Noteholder agrees that (i) its claim against any such other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted, including to the payment in full of all amounts owing to such entitled Persons, and (ii) the covenant set forth in the preceding clause (i)
Exhibit B-9
CRVNA 2026-P3 Indenture

constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.
Except a Class XS Noteholder which is considered for U.S. federal income tax purposes the issuer of this Note (or is disregarded as an entity separate from such issuer), each Noteholder, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in a Class XS Note, expresses its intention that this Class XS Note qualifies under applicable tax law as indebtedness secured by the Collateral and, unless otherwise required by appropriate taxing authorities, agrees to treat this Class XS Note as indebtedness secured by the Collateral for the purpose of federal income taxes (to the extent the Class XS Notes are treated as beneficially owned by a person other than the Issuing Entity or its affiliates), state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.
Prior to the due presentment for registration of transfer of this Class XS Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Class XS Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class XS Note shall be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Noteholders under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Class, on behalf of all the Holders of the Class XS Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Notes representing a majority of the Outstanding Amount of the Controlling Class or the Holder of this Class XS Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class XS Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class XS Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.
The term “Issuing Entity” as used in this Class XS Note includes any successor to the Issuing Entity under the Indenture.
The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate with or into another person, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.
The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
Exhibit B-10
CRVNA 2026-P3 Indenture

THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THE INDENTURE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
No reference herein to the Indenture and no provision of this Class XS Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the amounts due on this Class XS Note at the times, place and rate, and in the coin or currency herein prescribed.
Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither the Depositor, the Servicer, the Indenture Trustee, the Grantor Trust Trustee nor the Owner Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuing Entity, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of amounts on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class XS Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee solely as the Owner Trustee in the Excess Servicing Strip Amount. The Holder of this Class XS Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Excess Servicing Strip Amount for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class XS Note.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class XS Note shall not be entitled to any benefit under the Indenture referred to herein or be valid or obligatory for any purpose.
Exhibit B-11
CRVNA 2026-P3 Indenture

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: ___________, 2026
CARVANA AUTO RECEIVABLES TRUST 2026-P3
By:    BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee

By:    ____________________________________
Name:
Title:

Exhibit B-12
CRVNA 2026-P3 Indenture

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes designed above and referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATON, not in its individual capacity but solely as Indenture Trustee

By:     ____________________________________
Name:
Title:

Exhibit B-13
CRVNA 2026-P3 Indenture

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee
_________________________________
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
______________________________________________________________
______________________________________________________________
            (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________, as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated:____________________    __________________________________4
                        Signature Guaranteed:
_________________________    __________________________________
4     NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.
Exhibit B-14
CRVNA 2026-P3 Indenture

EXHIBIT C
SERVICING CRITERIA TO BE ADDRESSED IN
INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE
The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria	CTC (IT)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
Exhibit C-1
CRVNA 2026-P3 Indenture

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.
Exhibit C-2
CRVNA 2026-P3 Indenture

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related receivables documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool assets documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

Exhibit C-3
CRVNA 2026-P3 Indenture

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
Exhibit C-4
CRVNA 2026-P3 Indenture

EXHIBIT D
FORM OF INDENTURE TRUSTEE CERTIFICATION
RE:    CARVANA AUTO RECEIVABLES TRUST 2026-P3
Computershare Trust Company, National Association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Carvana Receivables Depositor LLC (the “Depositor”) and Carvana Auto Receivables Trust 2026-P3 (the “Issuing Entity”), and their respective officers, with the knowledge and intent that they will rely upon this certification, that:
(i)    It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Indenture Trustee to the Depositor pursuant to the Indenture, dated as of August 25, 2026, by and among the Indenture Trustee the Depositor and the Issuing Entity (collectively, the “Indenture Trustee Information”);
(ii)    To the best of its knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information;
(iii)    To the best of its knowledge, all of the Indenture Trustee Information required to be provided by the Indenture Trustee under the Indenture has been provided to the Depositor and the Issuing Entity; and
(iv)    To the best of its knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Indenture Trustee has fulfilled its obligations under the Indenture pursuant to its terms in all material respects.
Exhibit D
CRVNA 2026-P3 Indenture

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee By: ___________________________________ Name: Title:
Date: _________________________
Exhibit D-2